ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is made and entered into as of the 31st day of December 2009, by and among Asia Special Situation Acquisition Corp., a Cayman Islands corporation (“ASSAC”); Gerova AB Holdings Ltd., a Cayman Islands exempted company (the “Buyer”); Stillwater Asset Backed Offshore Fund, Ltd., a Cayman Islands exempted company (“Stillwater ABOF Cayman”); Stillwater Asset Backed Fund SPV, a Cayman Islands exempted company (“Stillwater ABF SPV”); SABF II Onshore SPV, a Cayman Islands exempted company (“Stillwater ABF II SPV”); and Stillwater Capital Partners, Inc., a New York corporation (“Stillwater” or the “Investment Manager”). Stillwater ABOF Cayman, Stillwater ABF SPV and Stillwater ABF II SPV are hereinafter sometimes individually referred to as a “Fund” and collectively as the “Funds”.  ASSAC and the Buyer are hereinafter sometimes collectively referred to as the “ASSAC Parties” and the Funds and Stillwater are hereinafter sometimes collectively referred to as the “Stillwater Parties”.  The ASSAC Parties and the Stillwater Parties are hereinafter sometimes collectively referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, ASSAC owns 100% of the issued and outstanding share capital of the Buyer; and

WHEREAS, Stillwater is the investment manager of each of the Funds; and

WHEREAS, Investment Manager of the Funds and the boards of directors of each of the Funds who have executed this Agreement desire to sell, transfer, convey and assign (collectively “Transfer”) all of the Acquired Assets (as hereinafter defined) of the Funds, subject to the Buyer’s assumption of all of the Liabilities (as hereinafter defined) of the Funds, solely in exchange for ASSAC Series A Preferred Shares, and

WHEREAS, ASSAC desires that the Buyer acquire all of the Acquired Assets of the Funds, subject to their Liabilities, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Board of Directors of ASSAC and the Buyer and the Investment Manager of the Funds, in its capacity as investment manager of the Funds, each believe that this Agreement and related transactions contemplated hereby are in the best interests of the respective Parties and the Fund Shareholders, and have each approved and adopted the form, terms and provisions of this Agreement; and

WHEREAS, simultaneous with the Closing of the transactions contemplated by this Agreement, ASSAC and its Subsidiaries are acquiring certain other securities and assets of Affiliates of Stillwater, the Wimbledon Funds, and other Persons, all in accordance with the Additional Acquisition Agreements.

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.  DEFINITIONS

“Acquired Assets” shall mean and include (a) all and not less than all of (i) the securities and other investments, (ii) any and all participating interests in such securities or investments, and (iii) any and all other assets and properties, real and personal, both tangible and intangible, of every kind and description, that is owned, leased or otherwise used by the applicable Fund as the same shall exist as at the Closing Date; a general description of which Acquired Assets are set forth on Exhibit C-1 annexed hereto and made a part hereof (the “Acquired Asset Schedule”); less (b) the Distributed Assets.

“Additional Acquisition Agreements” means the various agreements and plan of merger, asset purchase agreement and other agreements and instruments, all in form and content satisfactory to Stillwater, ASSAC and the other Persons who are parties thereto, pursuant to which, inter alia, ASSAC or a Subsidiary of ASSAC shall acquire, in addition to its Acquisition of the Funds pursuant to this Agreement, any or all of: (a) the Amalphis Exchange Shares pursuant to the Amalphis Exchange Agreement, (b) all or substantially all of the equity and assets (subject to assumption of liabilities) of all or certain of the Additional Stillwater Funds, (c) all or substantially all of the assets (subject to assumption of liabilities) of the Wimbledon Funds, and (d) all or substantially all of the equity of Northstar.

“Additional Stillwater Funds” means, in addition to the Funds, those additional entities, consisting of asset backed lending funds, real estate funds, hedge funds and fund of funds that are managed by Stillwater or an Affiliate thereof and listed in Section 1.1 of the Stillwater Agreement.

“Adjusted Purchase Value” means 100% of the Appraised NAV.

“Affiliate” means any one or more Person controlling, controlled by or under common control with any other Person.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Allied Provident” shall mean Allied Provident Insurance Company, a Barbados exempted insurance company, and a wholly-owned subsidiary of Amalphis.

“Amalphis Exchange Agreement” means the share exchange agreement, dated as of December 31, 2009 among Amalphis Group, Inc., a British Virgin Islands corporation (“Amalphis”), Rineon Group, Inc., a Nevada corporation (“Rineon”), NatProv Holdings, Inc., a British Virgin Islands corporation (“NatProv”), ASSAC, and the other parties signatory thereto, pursuant to which, inter alia, in exchange for additional ASSAC Series A Preferred Shares, ASSAC shall acquire, through its receipt of the Amalphis Exchange Shares, a controlling interest in Amalphis and its consolidated Subsidiaries, including without limitation, Allied Provident and (if acquired) the Wimbledon Funds.

“Amalphis Exchange Shares” shall mean all of the issued and outstanding shares of Amalphis Series A preferred stock that are issued pursuant to the Amalphis Exchange Agreement.

“Ancillary Agreements” means the ASSAC Series A Preferred Certificate of Designations, the ASSAC Restated Articles, the Acquired Asset Schedule, the Asset Asset Transfer Instruments, the Liabilities Schedule, the Management Agreement, the Registration Rights Agreement and the Stillwater Agreement.

“Appraised NAV” means the Net Asset Value of the Funds as at December 31, 2009, as audited or appraised pursuant to NAV Appraisals which shall be based upon the NAV Valuation Methods.

“ASSAC Articles” means the Memorandum and Articles of Association of ASSAC, as at the date of this Agreement.

“ASSAC Executive Shares” shall mean the maximum of 10,746,667 restricted ASSAC Ordinary Shares issued to Marshall Manley (“Manley”) and his Affiliates and business associates (collectively, the “ASSAC Executive Group”).

“ASSAC Ordinary Shares” means the collective reference to (a) the 50,000,000 ordinary shares of ASSAC, $0.0001 par value, authorized for issuance pursuant to the ASSAC Articles, and (b) the 250,000,000 ordinary shares of ASSAC, $0.0001 par value, to be authorized for issuance pursuant to the ASSAC Restated Articles.

“ASSAC Preferred Shares” means the collective reference to (a) the 1,000,000 preferred shares of ASSAC, $0.0001 par value, authorized for issuance pursuant to the ASSAC Articles, and (b) the 10,000,000 preferred shares of ASSAC, $0.0001 par value, to be authorized for issuance pursuant to the ASSAC Restated Articles.

“ASSAC Proxy Statement” means the proxy statement that is prepared by the Parties and mailed to the holders of ASSAC Ordinary Shares prior to the date of the ASSAC Shareholders Meeting.

“ASSAC Restated Articles” means the Amended and Restated Memorandum and Articles of Association of ASSAC in the form of Exhibit A annexed hereto and made a part hereof.

“ASSAC Series A Preferred Shares” means up to a maximum of 1,000,000 ASSAC Preferred Shares, to be designated as ASSAC Series A Preferred Shares pursuant to the ASSAC Series A Preferred Certificate of Designations and issued to the respective holders pursuant to this Agreement and the Additional Acquisition Agreements; which ASSAC Series A Preferred Shares shall, among other things (but subject in all cases to the terms of the ASSAC Series A Preferred Certificate of Designations):

(a)         have a par value of $0.0001 per share;

(b)         have a liquidation value and stated value of $1,000.00 per share;

(c)         commencing on the Conversion Date pay per share dividend, semi-annually at the rate of 5% per annum, accruing from the issuance date thereof, on the Adjusted Purchase Value, in the form of additional Conversion Shares;

(d)         subject to Section 6,6 hereof, vote on an “as converted” basis, together with the ASSAC Ordinary Shares, on all matters requiring the approval or ratification of shareholders of ASSAC;

(e)         on the Conversion Date, automatically (and without any action on the part of the holder or ASSAC) commence to convert into Conversion Shares at the Conversion Price then in effect, at the rate (rounded off to the nearest full Conversion Shares) of one-sixth (or 16.66%) of the total number of ASSAC Series A Preferred Shares held by each holder on the last day of each month commencing July 31, 2010 so that all of the ASSAC Series A Preferred Shares issued pursuant to the terms of this Agreement and the Additional Acquisition Agreements will be fully converted into Conversion Shares on December 31, 2010;

(f)          provide that each ASSAC Preferred Share issuable to the applicable Fund (or its Fund Shareholders upon distributions thereof) shall be convertible at the Conversion Ratio applicable to such Fund; and

(g)         contain such other terms and conditions as shall be set forth in the ASSAC Series A Preferred Certificate of Designations.

 “ASSAC Series A Preferred Certificate of Designations” means the certificate of designation for the issuance of the ASSAC Series A Preferred Shares, in the form of Exhibit B annexed hereto and made a part hereof, or, if not permitted under applicable Law, the ASSAC Restated Articles used for the same purpose.

“ASSAC Shareholder Approval” means the required affirmative consent, vote and ratification at the ASSAC Shareholders Meeting by the holders of ASSAC Ordinary Shares (the “ASSAC Shareholders”) of (i) this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, (ii) the increase in the authorized share capital of ASSAC, (iii) adoption of the ASSAC Restated Articles, (iv) the consummation of ASSAC’s acquisition of the Additional Stillwater Funds, the Amalphis Exchange Shares and (if applicable) the Wimbledon Funds, all pursuant to the terms and conditions of the Additional Acquisition Agreements, (v) if applicable, the consummation of ASSAC’s acquisition of Northstar, (vi) the change of the corporate name of ASSAC to Gerova Financial Group, Inc., or such other name as shall be acceptable to ASSAC and the Stillwater Parties, and (viii) the other proposals set forth in the ASSAC Proxy Statement.

“ASSAC Shareholders Meeting” means the meeting of the ASSAC Shareholders held on or before January 19, 2010 in accordance with the ASSAC Proxy Statement.

“Auditors” means the independent accountants engaged to audit the funds as at December 31, 2009 and for the fiscal year then ended.

 “Consent” means any authorization, consent, approval, filing, waiver, exemption or other action by or notice to any Person.

“Consideration” means, based on the Estimated NAV of all of the Funds of $385.0 million as at December 31, 2009, the aggregate of 385,000 ASSAC Series A Preferred Shares that are to be issued to the Funds on the Closing Date pursuant to this Agreement, and allocated to each of the Funds in accordance with Section 2.8 of this agreement; less any reduction in such Consideration resulting from any reduction in the Estimated NAV, as a result of any Distributed Assets (based on a reduction of one Series A Preferred Share for each $1,000 in value of Distributed Assets).

“Contract” means a contract, agreement, lease, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement or any time after the date of this Agreement.

“Conversion Date” shall mean July 31, 2010.

“Conversion Price” shall mean $7.50, as the same may from time to time be adjusted prior to the Conversion Date pursuant to the ASSAC Series A Preferred Certificate of Designations.

“Conversion Ratio” shall mean, as to the Funds, that ratio (expressed as “___:1”) of that number of Conversion Shares into which one (1) full ASSAC Series A Preferred Share issued to the Fund Shareholders shall be converted; all as determined in accordance with Section 2.9 of this Agreement.

 “Conversion Shares” shall mean that number of Ordinary Shares of ASSAC issuable upon conversion of the ASSAC Series A Preferred Shares, as shall be calculated by dividing: (i) the Purchase Value applicable to each of the Funds, which Purchase Value shall be adjusted on or prior to the Conversion Date to the Adjusted Purchase Value; by (ii) the Conversion Price then in effect.

“Distributed Assets” shall mean those specific securities, investments and participating interests that the Investment Manager of the Funds agrees to distribute to any one or more Fund Shareholders who request in writing prior to the Conversion Date the right to receive such distribution(s) in lieu of receiving the Consideration contemplated hereby; provided, however, that for all purposes of this Agreement (including, without limitation, for the purposes of calculating the Estimated NAV, the Purchase Value, the Appraised NAV, the Adjusted Purchase Value and the Conversion Shares) the distribution of all of such Distributed Assets shall be deemed to have taken place effective as of a date which shall be on or before December 31, 2009.

 “Estimated NAV” means the unaudited Net Asset Value of the Funds as at December 31, 2009, as estimated in good faith by the Investment Manager of the applicable Fund or Funds, all in accordance with this Agreement.

“Encumbrance” means any charge, claim, community property interest, easement, covenant, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Fund Shareholders” shall mean the holders of record of the share capital of the Funds.

“Governmental Authorization” means any approval, consent, license, permit, waiver, registration or other authorization issued, granted, given, made available or otherwise required by any Governmental Entity or pursuant to Law.

“Governmental Entity” means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

“Governmental Order” means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.

“Insolvency Event” shall mean as to any Party or Parties, if any such Party or Parties: (a) shall make an assignment for the benefit of creditors; (b) if a receiver, liquidator or trustee shall be appointed for such Party or Parties), (c) shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, such Party or Parties, or (d) if any proceeding for the dissolution or liquidation of such Party or Parties shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Party or Parties, upon the same not being discharged, stayed or dismissed within sixty (60) days.

“Knowledge” means, with respect to the Stillwater Parties, any fact or circumstance actually known to any of Richard Rudy, Jack Doueck or Brian Bytof, or which any of such Persons should have known after reasonable inquiry, and, with respect to the ASSAC Parties, any fact or circumstance actually known to any member of the Board of Directors of ASSAC or the executive officers or management of ASSAC or which any of such Persons should have known after reasonable inquiry.

“Law” means any constitution, law, ordinance, principle of common law, regulation, statute or treaty of any Governmental Entity.

 “Liabilities” shall, as to the Funds, mean and include all accounts payable, notes payable, Redemption Claims, accrued expenses and other liabilities and obligations of the Funds that would be required to be set forth on or reflected in a balance sheet of a Person prepared in accordance with GAAP, including any causes of action and contingencies, whether know or unknown, as the same shall exist as at the Closing Date; a general description of which Liabilities are set forth on Exhibit C-2 annexed hereto and made a part hereof (the “Liabilities Schedule”).

 “Litigation” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator or mediator.

“Management Agreement” shall mean the management agreement between Stillwater and ASSAC, in the form of Exhibit D annexed hereto and made a part hereof.

“Material Adverse Effect” shall mean (a) with respect to any of the Stillwater Parties, any event or condition that could reasonably be expected to have a material adverse effect on the business, assets, results of operations, financial condition or prospects of any of such Stillwater Parties, and (b) with respect to ASSAC, any event or condition that could reasonably be expected to prevent or cause ASSAC to be unable to consummate the Transfers, pay the Consideration or otherwise perform its obligations under this Agreement, the Ancillary Agreements or any of the Additional Acquisition Agreements.

 “NAV Appraisals” shall mean the appraisals of the Net Asset Values of the Funds, prepared or to be prepared by Houlihan Smith Inc., or other business appraisal firm or auditing firm (the “Appraiser”) as shall be reasonably acceptable to the Investment Manager and ASSAC, in accordance with the NAV Valuation Methods or such other recognized methods of valuing such assets and liabilities that are reasonably acceptable to such Parties.

“NAV Valuation Methods” means the methods used in valuing the net asset values of various types of assets that are set forth on Schedule A annexed hereto and made a part hereof, or such other valuation methods as shall be reasonably satisfactory to ASSAC.

“Net Asset Value” or “NAV” means, as at any date in question, with respect to the Funds: (a) the value of the Acquired Assets of the Funds as determined in accordance with the NAV Valuation Methods, less (b) all Liabilities of each of the Funds, including without limitation, all accounts payable, accrued expenses, notes payable, all outstanding Affiliated Obligations and the aggregate amount of all outstanding Redemption Claims.

“Non-Performing Fund” shall mean any one or more of the Funds that, for any reason or no reason, are unable or unwilling to perform their individual obligations under this Agreement, including, without limitation, the inability to timely deliver to ASSAC and its representatives the requisite financial information required hereby and pursuant to the Securities Act of 1933, as amended.

“Northstar” means Northstar Group Holdings, Ltd., a Bermuda corporation.

“Northstar Merger Agreement” means one of the Additional Acquisition Agreements pursuant to which, inter alia, ASSAC shall acquire 100% of the share capital and capital stock of Northstar.

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company agreement and articles or certificate of formation of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

 “Permitted Encumbrances” shall mean (a) any and all Encumbrances which result from all statutory or other liens for Taxes or assessments and are not yet due and payable or delinquent or the validity of which is being contested in good faith by appropriate proceedings by a Party hereto; (b) all material cashiers’, workers’, mechanics’, carriers’, repairers’ and other similar liens imposed by law and incurred in the ordinary course of business; and (c) other Encumbrances which individually or in the aggregate do not materially detract from the value of or materially interfere with the present use of the property subject thereto or affected thereby and would not otherwise reasonably be expected to have a Material Adverse Effect.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.

“Process Agent” has the meaning set forth in Section 9.8.

“Purchase Value” means One Hundred (100%) percent of the Estimated NAV of the Funds.

“Redemption Claims” means, irrespective of whether or not redemptions from the Funds have been suspended, the outstanding amounts (whether payable in cash or in other property) that are owed or may in the future be owed to any one or more Fund Shareholders who have notified or may notify the applicable Fund or Stillwater in writing prior to the Closing Date, that such Persons either (a) desire to withdraw their capital from such Fund, or (b) are owed money in connection with the redemption of their shares from such Fund.

 “Registration Rights Agreement” means the agreement of ASSAC to register all of the Conversion Shares issuable under this Agreement and the Additional Acquisition Agreements for resale under the Securities Act, all in accordance with the terms and conditions set forth in Exhibit E annexed hereto and made a part hereof.

“Remedies Exception,” when used with respect to any Person, means except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

“Required Consents” means all Consents that are required in order to consummate the transactions contemplated by this Agreement, including without limitation, the ASSAC Shareholder Approvals and requisite approval of the board of directors of each Fund.

“Stillwater Agreement” means the letter agreement, dated December 18, 2009, between Stillwater, ASSAC and certain other Persons, and attached memorandum, in the form of Exhibit F annexed hereto and made a part hereof.

“Subsidiary” means any Person in which a majority or more of the outstanding shares of capital stock of which, and/or the power to elect a majority of the members of the board of directors or board of managers of which, is owned, directly or indirectly, by another Person.

“Taxes” means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity.

“Wimbledon Acquisition Agreement” means the collective reference to the asset purchase agreements between the Wimbledon Funds, Allied Provident and a newly formed Cayman Islands Subsidiary of Allied Provident (the “Wimbledon Purchaser”), expected to be entered into between the Execution Date and the Closing Date, pursuant to which, inter alia, the Wimbledon Purchaser shall acquire all of the assets (subject to assumption of all of the liabilities) of the Wimbledon Funds, in exchange for that number of Amalphis Exchange Shares have a United States dollar stated value equal to the estimated Net Asset Value of the Wimbledon Funds as at December 31, 2009.

“Wimbledon Funds” shall mean Wimbledon Financing Master Fund Ltd. and WREF Fund, both Cayman Islands exempted companies.

Certain terms not defined above are defined in the sections below.

ARTICLE II.  PURCHASE AND SALE OF THE ASSETS; ASSUMPTION OF LIABILITIES

SECTION 2.1       The Acquired Assets.

(a)       Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each of the Funds shall Transfer to the Buyer good and marketable title in and to all, and not less than all, of the Acquired Assets of each of the Funds, as the same shall exist as at the Closing Date.

(b)       On the Closing Date, Stillwater shall cause each of the Funds to execute and deliver to the Buyer one or more bills of sale, assignments, stock powers and other documents and instruments as shall be legally required, necessary or advisable to effect the Transfer of all of the Acquired Assets (collectively, the “Asset Transfer Instruments”).

SECTION 2.2       Registration of Acquired Assets.       Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the Parties shall cause to be filed with any Governmental Authority in any jurisdiction, all necessary Transfer instruments and other documents as shall be legally required, necessary or advisable to register good and marketable title in and to the Acquired Assets to and in the name of the Buyer.

SECTION 2.3       Assumption of Liabilities.

(a)       Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Buyer shall assume all, and not less than all, of the Liabilities of each of the Funds, as the same shall exist as at the Closing Date.

(b)       On the Closing Date, ASSAC shall cause the Buyer to execute and deliver to the applicable Funds one or more assumption agreements or other undertakings, documents and instruments as shall be legally required, necessary or advisable to effect the Transfer of all of the Liabilities to the Buyer (collectively, the “Liability Assumption Instruments”).

SECTION 2.4       Management Agreement.

On the Closing Date, the Buyer shall execute and deliver the Management Agreement to the Investment Manager.

SECTION 2.5       Consideration  In consideration for the Transfer of the Acquired Assets, and in addition to the assumption of the Liabilities by the Buyer, on the Closing Date, ASSAC shall deliver to each of Stillwater ABOF Cayman, Stillwater ABF SPV and Stillwater ABF II SPV the Consideration based on the Purchase Value of each of such Funds as at December 31, 2009.  Assuming that such aggregate Consideration and the aggregate number of Series A Preferred Shares are not reduced as a result of any Distributed Assets, such Consideration shall aggregate $385.0 million and shall be payable as follows:

(a)       Stillwater ABOF Cayman shall receive 102,000 ASSAC Series A Preferred Shares, representing the $102.0 million Purchase Value attributable to such Fund as at December 31, 2009;

(b)       Stillwater ABF SPV shall receive 205,000 ASSAC Series A Preferred Shares, representing the $205.0 million Purchase Value attributable to such Fund as at December 31, 2009; and

(c)       Stillwater ABF II SPV shall receive 78,000 ASSAC Series A Preferred Shares, representing the $78.0 million Purchase Value attributable to such Fund as at December 31, 2009.

To the extent applicable, Series A Preferred Shares shall be issued to the Funds in fractions of a share.  No fractional Conversion Shares shall be issued upon automatic conversion of such Series A Preferred Shares, rather such Conversion Shares shall be rounded up or down to the nearest whole Ordinary Share.

SECTION 2.6       Adjusted Purchase Value; NAV Appraisals and 2009 Audited Financial Statements.

(a)       The Stillwater Parties hereby covenant and agree to use their commercially reasonable efforts to cause the Appraiser to deliver the NAV Appraisals for each of the Funds to the Auditors on or before February 28, 2010, and cause the Auditors or Appraiser, as the case may be, to provide ASSAC with the Appraised NAV (together with the audited financial statements of each of the Funds as at December 31, 2009 and for the fiscal year then ended (the “2009 Audited Financial Statements”) on or before March 31, 2010.  The calculations of the NAV Appraisals by the Appraiser as audited by the Auditors in the 2009 Audited Financial Statements shall be final and binding upon all Parties hereto.

(b)       Upon delivery of the NAV Appraisals and the 2009 Audited Financial Statements, the Adjusted Purchase Value of each of the Funds shall be determined.  As provided in the ASSAC Series A Preferred Certificate of Designations, there shall be a post-Closing adjustment to the Conversion Shares and the Conversion Ratio, as provided in Section 2.7 below.

SECTION 2.7       Conversion of ASSAC Series A Preferred Shares.

Upon delivery of the NAV Appraisals and the 2009 Audited Financial Statements of each of the Funds, the number of Conversion Shares and the Conversion Ratio shall be recalculated, as follows:

(a)       the aggregate number of Conversion Shares that are issuable to all of the Funds or the Fund Shareholders of such Fund(s), as the case may be, upon automatic conversion of all ASSAC Series A Preferred Shares previously issued to each of the Funds or the Fund Shareholders of such Fund(s), respectively, shall, automatically and without any further action, be adjusted and determined by dividing (i) the Adjusted Purchase Value of each such Fund, by (ii) the Conversion Price then in effect;

(b)       the Conversion Ratio applicable to each of the Funds or the Fund Shareholders of such Fund shall, automatically and without any further action, be adjusted and determined by dividing the (i) aggregate number of Conversion Shares applicable to such Fund, as determined in accordance with Section 2.6(a) above, by (ii) the number of ASSAC Series A Preferred Shares issued at Closing to the Funds or all of the Fund Shareholders; and

(c)       the number of Conversion Shares issuable to each individual Fund or to each individual Shareholder thereof upon automatic conversion of all ASSAC Series A Preferred Shares issued to each such Fund or Fund Shareholder, shall be automatically and without any further action determined by multiplying (i) the aggregate number of ASSAC Series A Preferred Shares issued to such Fund or Fund Shareholder, by (ii) the Conversion Ratio, as determined pursuant to Section 2.6(b) above.

For the avoidance of doubt,

(i)         if for example:

(A)      The Estimated NAV of the Stillwater ABOF Cayman at December 31, 2009 was $102.0 million, then 100% of the Purchase Value of such Fund payable to Stillwater ABOF Cayman would be $102.0 million.

(B)       Stillwater ABOF Cayman shall receive at Closing 102,000 ASSAC Series A Preferred Shares, having a total Stated Value of $102,000,000.

(C)       Based on the initial $7.50 per share Conversion Price, the assumed number of Conversion Shares at the Closing Date would be 13,600,000 ASSAC Ordinary Shares ($102.0 million divided by $7.50) and the assumed Conversion Ratio would be 133.333 ASSAC Ordinary Shares for each of the 102,000 ASSAC Preferred Shares, or 133.333:1.

(D)       If the Appraised NAV based on the NAV Appraisal of Stillwater ABOF Cayman reflects that the Adjusted Purchase Value of the Stillwater ABOF Cayman as at December 31, 2009 was, in fact, only $100.0 Million, then the Consideration that should have been payable to the Partners of Stillwater ABOF Cayman at the Closing is $100,000,000 and not $102,000,000.

(E)       The actual number of Conversion Shares issuable to Stillwater ABOF Cayman or the Fund Shareholders of such Fund is then automatically adjusted downwards to 13,333,333 ASSAC Ordinary Shares ($100.0 million divided by $7.50), and the adjusted Conversion Ratio applicable to each full ASSAC Series A Preferred Share would be 130.719 ASSAC Ordinary Shares for each of the 102,000 ASSAC Preferred Shares, or 130.719:1 (13,333,333 Conversion Shares divided by 102,000 ASSAC Series A Preferred Shares).

(ii)         if for example:

(A)      The Estimated NAV of the Stillwater ABOF Cayman at December 31, 2009 is $102.0 million, then the Purchase Value of such Fund payable to Stillwater ABOF Cayman is $102.0 million.

(B)       Stillwater ABOF Cayman shall, at the Closing, receive 102,000 ASSAC Series A Preferred Shares, having a total Stated Value of $102,000,000.

(C)       Based on the initial $7.50 per shares Conversion Price, the assumed number of Conversion Shares at the Closing Date would be 13,600,000 ASSAC Ordinary Shares ($102.0 million divided by $7.50) and the assumed Conversion Ratio would be 133.333 ASSAC Ordinary Shares for each of the 102,000 ASSAC Preferred Shares, or 133.333:1.

(D)       If the Appraised NAV based on the NAV Appraisal of Stillwater ABOF Cayman reflects that the Adjusted Purchase Value of Stillwater ABOF Cayman as at December 31, 2009 was, in fact, $105.0 Million, then the Consideration that should have been payable to Stillwater ABOF Cayman at the Closing is $105,000,000 and not $102,000,000.

(E)       The actual number of Conversion Shares issuable to Stillwater ABOF Cayman or the Fund Shareholders of such Fund is then automatically adjusted upwards to 14,000,000 ASSAC Ordinary Shares ($105.0 million divided by $7.50), and the adjusted Conversion Ratio applicable to each full ASSAC Series A Preferred Share would be 137.255 ASSAC Ordinary Shares for each of the 102,000 ASSAC Preferred Shares, or 137.255:1 (14,000,000 Conversion Shares divided by 102,000 ASSAC Series A Preferred Shares).

In either example, the number of ASSAC Series A Preferred Shares always remains fixed but the Conversion Shares and Conversion Ratio change based upon the Adjusted Purchase Value of each of the Funds.  In addition, the 5% dividend on the ASSAC Series A Preferred Shares will also be payable in additional ASSAC Ordinary Shares at the Conversion Date and will reflect the Adjusted Purchase Price Values based upon the NAV Appraisals. To avoid the issuance of fractional Ordinary Shares, all Conversion Shares issuable pursuant to this Agreement shall be rounded up or down to the nearest whole Ordinary Share.

SECTION 2.8       Delivery of Consideration Certificates.

(a)       On the Closing Date, ASSAC shall deliver to the Investment Manager of the Fund, one (1) share certificate evidencing the aggregate number of ASSAC Series A Preferred Shares issuable to each of the Funds, in each case registered in the name of such Funds. Following the Closing, the Investment Manager may, at its option either (i) hold such share certificates for the benefit of such Shareholders of the Fund pending the automatic conversion of such Series A Preferred Shares into Conversion Shares as contemplated pursuant to this Article II, or (ii) return such share certificates to ASSAC together with the names and mailing addresses of each of the individual Shareholders of the Fund and the number of ASSAC Series A Preferred Shares allocated to each such Shareholder (the “Shareholder List”) upon distribution thererof.  The Board of Directors of ASSAC may (but shall not be obligated to) distribute or direct the distribution of certificates representing the applicable number of ASSAC Series A Preferred Shares to each Shareholder following its receipt of such certificates and Shareholder List.

(b)       Following the Conversion Date, ASSAC shall either deliver physical stock certificates evidencing the Conversion Shares registered in the name of each individual Fund or Fund Shareholder (as determined by the Investment Manager), or deliver such certificates in electronic format by DTC or other method, all as requested by the Investment Manager of the Funds.

SECTION 2.9       Stillwater Payment.  ASSAC shall pay all consideration payable to Stillwater under the Stillwater Agreement on the Closing Date.

SECTION 2.10    Outstanding Affiliated Obligations.  Except for the obligation to pay not in excess of $16.0 million of accrued management fees or incentive fees as at the Closing Date (which shall be repaid in accordance with Section 5.4 below, by virtue of the Transfer and without any action on the part of any Party, all accounts payable, notes payable or other payment obligations of the Fund to Stillwater or any Affiliate of such Person (collectively, the “Affiliated Obligations”), shall automatically be deemed to be canceled and retired and shall cease to exist. Notwithstanding the foregoing, if Stillwater, in the exercise of its reasonable discretion and upon prior written notice to ASSAC, shall make one or more loans or advances to the Funds, or any of them, solely for the purpose of protecting assets and collateral in such Fund(s), Stillwater shall be repaid such loans and advances by such Fund(s) in accordance with the terms thereof and such loans or advances shall not be deemed canceled or retired; provided, that the terms and conditions (including repayment terms) of any of such loans or advances shall have been approved in advance by ASSAC, which approvals shall not be unreasonably withheld.

ARTICLE III.  CLOSING AND CLOSING DATE

SECTION 3.1       Closing Date.  On or before January 22, 2010 (the “Closing Date”), following the satisfaction or waiver of the conditions set forth in Article VII hereof, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Hodgson Russ LLP, 1540 Broadway, 24th floor, New York, New York, at 9:00 a.m. or at such other place and on such other date as may be mutually agreed by the parties hereto, in which case Closing Date means the date so agreed.  The Closing will be effective as of the close of business on the Closing Date.  The Parties hereto acknowledge and agree that time is of the essence.

SECTION 3.2       Deliveries.  Subject to the conditions set forth in this Agreement, on the Closing Date:

(a)         The ASSAC Parties will deliver to the Stillwater Parties:

(i)       evidence of payment of the Consideration, consisting of the ASSAC Series A Preferred Shares, as evidenced by a copy of the Register of Members of ASSAC recording the issuance of such ASSAC Series A Preferred Shares issued to the Funds or the Shareholders of the Funds;

(ii)      a certificate of the ASSAC Parties dated the Closing Date stating that the conditions set forth in SECTION 7.1 have been satisfied;

(iii)     the text of the resolutions adopted by the board of directors of ASSAC authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements, certified by an appropriate officer of ASSAC;

(iv)     each Ancillary Agreement to which ASSAC is a party, duly executed by ASSAC;

(v)      all Required Consents, duly executed by all appropriate parties; and

(vi)     all Asset Transfer Instruments under and pursuant to Section 2.1(b) of this Agreement and all Liability Assumption Instruments under and pursuant to Section 2.3(b); and

(vii)    evidence of filing of the ASSAC Series A Preferred Certificate of Designations and Restated ASSAC Articles with the Registrar of Companies in the Cayman Islands;

(viii)   such other certificates, documents and instruments that the Stillwater Parties reasonably request for the purpose of (A) evidencing the accuracy of the ASSAC Parties’ representations and warranties, (B) evidencing the performance and compliance by the ASSAC Parties with the agreements contained in this Agreement, (C) evidencing the satisfaction of any condition referred to in SECTION 7.1 or (D) otherwise facilitating the consummation of the transactions contemplated by this Agreement.

All actions to be taken by the ASSAC Parties in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by this Agreement will be in form and substance reasonably satisfactory to the Stillwater Parties and their counsel.

(b)         The Stillwater Parties will deliver to ASSAC:

(i)        a certificate of the Stillwater Parties dated the Closing Date stating that the conditions set forth in SECTION 6.2 have been satisfied;

(ii)       the text of the resolutions adopted by the board of directors of each of the Stillwater Parties authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements, certified by an appropriate officer of Stillwater;

(iii)      each Ancillary Agreement to which any Stillwater Party is a party, duly executed by such Stillwater Party;

(iv)      all Required Consents, duly executed by all appropriate parties;

(v)       all Asset Transfer Instruments under and pursuant to Section 2.1(b) of this Agreement and all Liability Assumption Instruments under and pursuant to Section 2.3(b); and

(vi)      such other certificates, documents and instruments that the ASSAC Parties reasonably request for the purpose of (1) evidencing the accuracy of the Stillwater Parties’ representations and warranties, (2) evidencing the performance and compliance by the Stillwater Parties with the agreements contained in this Agreement, (3) evidencing the satisfaction of any condition referred to in SECTION 6.2 or (4) otherwise facilitating the consummation of the transactions contemplated by this Agreement.

All actions to be taken by each of the Stillwater Parties in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by this Agreement will be in form and substance reasonably satisfactory to ASSAC and its counsel.

(c)         Simultaneous Deliveries.  All items delivered by the Parties at the Closing will be deemed to have been delivered simultaneously, and no items will be deemed delivered or waived until all have been delivered.

(d)         Waiver of Deliveries.  Notwithstanding anything to the contrary set forth above in this Article III, in the event and to the extent that any one or more of the Funds are Non-Performing Funds, ASSAC may nonetheless consummate the transaction contemplated hereby with respect to the Acquired Assets and Liabilities of the other Funds, and waive any deliveries otherwise required of the Non-Performing Funds.

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE ASSAC PARTIES

Each of the ASSAC Parties, jointly and severally, represents and warrants to the Stillwater Parties that as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

SECTION 4.1       Incorporation; Power and Authority.  ASSAC is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.  The Buyer is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.  Each of the ASSAC Parties has (a) the corporate power and authority to own and operate its business as presently conducted and (b) all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.

SECTION 4.2       Valid and Binding Agreements.

(a)         The execution, delivery and performance by each of the ASSAC Parties of this Agreement and the Ancillary Agreements to which it will become a party have been duly and validly authorized by all necessary corporate or equivalent action.  This Agreement has been duly executed and delivered by each of the ASSAC Parties and constitutes the valid and binding obligation of each of the ASSAC Parties, enforceable against each of them in accordance with its terms, subject to the Remedies Exception.  Each Ancillary Agreement to which an ASSAC Party will become a party, when executed and delivered by or on behalf of ASSAC, will constitute the valid and binding obligation of such ASSAC Parties, enforceable against ASSAC in accordance with its terms, subject to the Remedies Exception.

(b)         The Buyer has been formed solely for the purpose of entering into this Agreement, the Ancillary Agreements to which it will become a party and consummating the transactions contemplated by this Agreement, including the Transfer.  Except for the foregoing, the Buyer has no assets or liabilities and has conducted no business and will conduct no business prior to the Closing Date.

SECTION 4.3       SEC Filings.

(a)         ASSAC is a “foreign private issuer” (as such term is defined in Rule 3b-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and has timely filed and is current in its filing of all periodic and other reports, schedules, statements and other documents (collectively, the “SEC Reports”) it is required to file with the Securities and Exchange Commission (“SEC”) under the Exchange Act.   To its Knowledge, none of the SEC Reports filed by ASSAC are currently being reviewed by the SEC and ASSAC has not received any letter of comments from the SEC that it has not, as yet, fully responded to.

(b)         Each of the SEC Reports was prepared and complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, and any other Law applicable to the SEC Reports as in effect at the time it was filed or furnished (or, in the case of any registration statement or proxy statement, on the date of effectiveness or the date of mailing, respectively, and in the case of any SEC Report amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filings).  As of their respective dated of filing, effectiveness or mailing, as applicable (or, if amended or supplemented, as of the dates of such amendments or supplements) the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(c)         ASSAC has been and is in compliance with the applicable listing, corporate governance and other applicable rules and regulations of the American Stock Exchange, Inc.

(d)         ASSAC has established and maintains disclosure controls and procedures required by Exchange Act Rules 13a-14 and 15d-14.  Such disclosure controls and procedures are adequate and effective to ensure that information required to be disclosed by ASSAC is recorded and reported on a timely basis to its chief executive officer and chief financial officer by others within those entities.

(e)         Each of the consolidated financial statements of ASSAC contained in the SEC Reports (the “ASSAC Financial Statements”), together with the related schedules and notes thereto, complied as to form in all material respects, as of the date of filing with the SEC, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly presents, in all material respects, the financial position of ASSAC as of the dates indicated and the statement of operations and stockholders’ equity and cash flows of ASSAC for the periods then ended.  The ASSAC Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except, in the case of unaudited quarterly financial statements, subject to normal year-end adjustments consistent with GAAP).

(f)         The ASSAC Ordinary Shares are registered pursuant to Section 12(g) of the Exchange Act and no action has been taken or, to the Knowledge of the ASSAC Parties, is contemplated, and no proceeding is pending or has been threatened in writing that would result in the suspension, cancellation or termination of such registration.

SECTION 4.4       No Breach; Consents.  The execution, delivery and performance by the ASSAC Parties of this Agreement and the Ancillary Agreements to which either or both of the ASSAC Parties will become a party will not (a) contravene any provision of the Organizational Documents, if any, of the ASSAC Parties or the Registration Statement on Form S-1 (Registration No. 333-145163) declared effective by the SEC on January 16, 2008 (the “Registration Statement”) or the definitive prospectus included therein; (b) violate or conflict with any Law, Governmental Order Governmental Authorization or the rules and regulations of the American Stock Exchange; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent, including any Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against the ASSAC Parties or any Governmental Authorization that is held by the ASSAC Parties; (d) require any Governmental Authorization; (e) give any Governmental Entity or other Person the right to challenge any of the contemplated transactions or to exercise any remedy or obtain any relief under any Law, Governmental Order or Governmental Authorization; (f) cause the Stillwater Parties to become subject to, or to become liable for the payment of, any Tax; or (g) result on the creation or imposition of any Encumbrance.

SECTION 4.5       ASSAC Shareholder Approvals.  ASSAC shall use commercially reasonable efforts to obtain all Required Consents and the ASSAC Shareholder Approval required pursuant to this Agreement.

SECTION 4.6       Brokerage.  Except as set forth on Schedule 4.6 hereto, none of the ASSAC Parties is required to pay any finders fee or other brokerage commissions in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

SECTION 4.7       Capitalization.  ASSAC is duly authorized to issue the ASSAC Ordinary Shares and the ASSAC Preferred Shares pursuant to its Organizational Documents.  As at September 30, 2009, (a) an aggregate of 14,000,000 Ordinary Shares were issued and outstanding, (b) no Preferred Shares were issued and outstanding, and (c) warrants to issue an aggregate of 18,000,000 Ordinary Shares, at exercise prices of $7.50 per share (of which warrants to issue 5,725,000 Ordinary Shares have “cashless exercise” provisions) were issued and outstanding.   Since September 30, 2009, ASSAC sold and issued the ASSAC Executive Shares and has not issued or sold any other security.

SECTION 4.8       Board of Directors Authorization.  The board of directors of ASSAC has duly authorized the issuance of the ASSAC Series A Preferred Shares and Conversion Shares pursuant to this Agreement and the Additional Acquisition Agreements, subject at all times to ASSAC obtaining the ASSAC Shareholder Approval required hereby.

SECTION 4.9       No Material Adverse Changes.  Since September 30, 2009 there has not been:

(a)         any material adverse change in the financial position of ASSAC, except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of ASSAC;

(b)         any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of ASSAC whether or not covered by insurance;

(c)         any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the capital stock of ASSAC;

(d)         any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by ASSAC of any of its properties or assets; or

(e)         any adoption of a pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

SECTION 4.10       Taxes.  ASSAC timely filed, or has caused to be timely filed on its behalf, all applicable tax returns required to be filed by it, and all such tax returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed tax returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on ASSAC.  All Taxes shown to be due on such tax returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on ASSAC.

SECTION 4.11       Compliance with Laws.  ASSAC has complied with all requirements of Law applicable to it or its business which, if not complied with, would have a Material Adverse Effect on ASSAC.

SECTION 4.12       No Breach.  The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not:

(a)         violate any provision of the Organizational Documents of ASSAC;

(b)         violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any Contract to which ASSAC is a party or by or to which it or any of its assets or properties may be bound or subject or result in the creation of any Encumbrance (other than Permitted Encumbrances) on the assets or properties of ASSAC; or

(c)         violate any requirements of Law against, or binding upon,  ASSAC or upon the properties or business of  ASSAC or applicable to the transactions contemplated herein.

SECTION 4.13       Actions and Proceedings.   Except as set forth in the SEC Reports, ASSAC is not a party to any pending litigation or, to its Knowledge, any governmental investigation or proceeding not reflected in the ASSAC Financial Statements, and to the Knowledge of ASSAC, no material litigation, claims, assessments or non-governmental proceedings is threatened against it.

SECTION 4.14       Material Contracts.  This Agreement, the Additional Acquisition Agreements, the Ancillary Agreements, the exhibits filed with the Registration Statement (the original filing and all amendments thereto) and with the SEC Reports include all material Contracts to which ASSAC is currently a party (collectively, the “ASSAC Contracts”).  Each such ASSAC Contract: (a) is a valid and binding agreement, (b) is in full force and effect, and (c) neither ASSAC nor, to the Knowledge of ASSAC, any other party thereto is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Contract would have a Material Adverse Effect on ASSAC or its assets and properties. ASSAC has not assigned, delegated, or otherwise transferred any of their rights or obligations with respect to any such ASSAC Contracts, or granted any power of attorney with respect thereto. ASSAC has given or otherwise made available to Stillwater a true and correct fully executed copy of each material ASSAC Contract.

SECTION 4.15       Affiliated Transactions.  Except as set forth in the ASSAC Contracts or disclosed in the Registration Statement or SEC Reports, there does not exist any transaction between ASSAC or any officer, director, shareholder or other Affiliate of ASSAC.

SECTION 4.16       Trust Account.  ASSAC currently maintains the sum of $115.0 Million in the Trust Account.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF THE STILLWATER PARTIES

Each of the Stillwater Parties jointly and severally represents and warrants to the ASSAC Parties that as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

SECTION 5.1       Incorporation; Power and Authority.  Stillwater is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York, with all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.  Each Fund is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, with all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.

SECTION 5.2       Valid and Binding Agreement.

(a)         The execution, delivery and performance by each of the Stillwater Parties of this Agreement and the Ancillary Agreements to which it will become a party have been duly and validly authorized by all necessary corporate or company action, as applicable.

(b)         This Agreement has been duly executed and delivered by each of the Stillwater Parties and constitutes the valid and binding obligation of each of the Stillwater Parties, enforceable against them in accordance with its terms, subject to the Remedies Exception.  Each Ancillary Agreement to which any one or more of the Stillwater Parties will become a party, when executed and delivered by such entities, will constitute the valid and binding obligation of such entities, enforceable against them in accordance with its terms, subject to the Remedies Exception.

SECTION 5.3       No Breach; Consents.  The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party by each of the Stillwater Parties will not (a) to the extent applicable, contravene any provision of the Organizational Documents of such entities; (b) violate or conflict with any Law, Governmental Order or Governmental Authority; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate); (d), except for the Stillwater Partner Consents, require a Consent, including any Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against any of the Stillwater Parties; or (e) require any Governmental Authorization.

SECTION 5.4       Financial Statements, Books and Records.

(a)         Schedule 5.4 consists of (i) the audited financial statements (balance sheet, income statement, statements of cash flows and owners equity and notes thereto) of each of the Funds as of December 31, 2006 and December 31, 2007 and for the fiscal year then ended (the “2006 and 2007 Financial Statements”), (ii) the unaudited financial statements (balance sheet, income statement, statements of cash flows and owners equity and notes thereto) of each of the Funds as of December 31, 2008 and for the fiscal year then ended (the “2008 Financial Statements”), and (iii) the unaudited combined balance sheet and statement of income of the Funds for the comparative fiscal quarters ended September 30, 2009 and September 30, 2008 (the “Interim Financial Statements” and with the 2006 and 2007 Financial Statements and the 2008 Financial Statements, collectively, the “Financial Statements”); and in each case (other than the 2009 Financial Statements) all underlying information has been submitted to an accounting firm (the “Stillwater Accountants”) that is certified by the Public Company Accounting Oversight Board (“PCAOB”).

(b)         On or before January 15, 2010, the Stillwater Parties will have delivered to ASSAC the audit of the 2008 Financial Statements accompanied by the unqualified audit opinion of the Stillwater Accountants.

(c)         On or before January 15, 2010, the Stillwater Parties will have delivered to ASSAC a letter from the Stillwater Accountants (the “Accountants Letter”), to the effect that the audited financial statements (balance sheet, income statement, statements of cash flows and owners equity and notes thereto) of each of the Funds as of December 31, 2009 and the fiscal year then ended (the “2009 Financial Statements”) can be audited by such Stillwater Accountants, and that, subject to the qualifications contained in the Accountants Letter and the timely receipt of the NAV Appraisals, such audit can be completed by March 31, 2010.  In addition, the Stillwater Parties have issued to the Stillwater Accountants a direction to complete the audit of the aforesaid 2009 Financial Statements.

(d)        The Financial Statements fairly represent the financial position of the Funds as at such dates and the results of their operations for the periods then ended.  The Financial Statements were prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis with prior periods except as otherwise stated therein.

(e)         All accounts, books and ledgers of the Funds have been properly and accurately kept and completed in all material respects on a basis consistent with those of preceding accounting periods, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.  The books and records fairly and correctly set out and disclose, in all material respects, the current financial position and condition of the Funds. All financial transactions involving the Funds have been accurately recorded in the books and records and all such transactions represent actual, bona fide transactions.

(f)         As at September 30, 2009, to the Knowledge of the Stillwater Parties, the Estimated NAV of the Funds was approximately $385.0 million. The Investment Manager anticipates that as at December 31, 2009, the Estimated NAV of the Funds will be not less than approximately $385.0 million.

SECTION 5.5       The Acquired Assets; Subsidiaries.

(a)         The Acquired Assets being Transferred to the Buyer by each of the Funds represent all, and not less than all, of the Acquired Assets owned, leased or otherwise by such Fund.

(b)         Except as reflected on Schedule 5.5 hereto or with respect to holding companies wholly owned by the Funds used to hold assets of the Funds and for no other business purposes, the Funds do not have any Subsidiaries and, except for the Acquired Assets, do not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise and does not control, directly or indirectly, any other Person.

SECTION 5.6       No Material Adverse Changes.  Except as otherwise described on Schedule 5.5 hereto, since the date of the most recent Financial Statements, there has not been:

(i)         any material adverse change in the financial position of the Funds, except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of the Funds;

(ii)       any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Funds whether or not covered by insurance;

(iii)       any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the equity of any of the Funds;

(iv)       any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by any of the Funds or any of their properties or assets; or

(v)        any adoption of a pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

SECTION 5.7       Taxes.  Each of the Stillwater Parties has timely filed, or has caused to be timely filed on its behalf, all applicable Tax returns required to be filed by it, and all such Tax returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on such Stillwater Party.  All Taxes shown to be due on such Tax returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on any of the Stillwater Parties.

SECTION 5.8       Compliance with Laws.  Each of the Stillwater Parties has complied with all requirements of Law applicable to it or its business which, if not complied with, would have a Material Adverse Effect on the Stillwater Parties.

SECTION 5.9       No Breach.  The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not:

(a)        violate any provision of the Organizational Documents of any of the Stillwater Parties;

(b)        violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any Contract to which the Stillwater Parties are a party or by or to which they or any of their assets or properties may be bound or subject or result in the creation of any Encumbrance (other than Permitted Encumbrances) on the assets or properties of the Stillwater Parties; or

(c)        violate any requirements of Law against, or binding upon,  the Stillwater Parties or upon the properties or business of  the Stillwater Parties or applicable to the transactions contemplated herein.

SECTION 5.10     Actions and Proceedings.  Except as set forth on Schedule 5.10, none of the Funds is a party to any material pending litigation or, to the knowledge of the Stillwater Parties, any governmental investigation or proceeding not reflected in the Financial Statements, and to the Knowledge of the Stillwater Parties, no material litigation, claims, assessments or non-governmental proceedings is threatened against any of the Funds.

SECTION 5.11     Agreements.  Schedule 5.11 sets forth each material Contract to which each of the Funds is a party or by or to which it or its assets, properties or business are bound or subject. Each such Contract: (a) is a valid and binding agreement, (b) is in full force and effect, and (c) neither the Stillwater Parties nor, to the Knowledge of the Stillwater Parties, any other party thereto is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Contract. The Stillwater Parties have not assigned, delegated, or otherwise transferred any of their rights or obligations with respect to any such Contracts, or granted any power of attorney with respect thereto. The Stillwater Parties have given or otherwise made available a true and correct fully executed copy of each material Contract to ASSAC.

SECTION 5.12     Redemption Claims.  Schedule 5.12 sets forth the names of each Fund Shareholder or former Fund Shareholder (as the case may be) who is owed amounts under outstanding Redemption Claims, (ii) the amount of each such Redemption Claim, and (iii) whether such Redemption Claim can be satisfied by the payment of consideration other than cash.  Except as set forth on Schedule 5.12, to the Knowledge of the Stillwater Parties no other Redemption Claims are pending.

SECTION 5.13     Intellectual Property.  Each of the Stillwater Parties has or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (the “Intellectual Property Rights”) that are necessary or material for use in connection with its businesses and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on the Stillwater Parties.  To the Knowledge of the Stillwater Parties, none of the Stillwater Parties have received a written notice that such Intellectual Property Rights used by it violates or infringes upon the rights of any Person. To the Knowledge of the Stillwater Parties, (a) all such Intellectual Property Rights are enforceable and (b) there is no existing infringement by another Person of any of such Intellectual Property Rights.

SECTION 5.14     Tangible Acquired Assets.  Each of the Stillwater Parties has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by  the Stillwater Parties, any related capitalized items or other tangible property material to the business of the Stillwater Parties (the “Tangible Acquired Assets”).   Each of the Stillwater Parties holds all right, title and interest in all the Tangible Acquired Assets owned by it as set forth on the Financial Statements or acquired by it after the date of the Financial Statements free and clear of all Encumbrances, except Permitted Encumbrances.  All of the Tangible Acquired Assets are in good operating condition and repair and are usable in the ordinary course of business of the Stillwater Parties.

SECTION 5.15      Liabilities.  None of the Funds have any material Liabilities which are not fully, fairly and adequately reflected on the Financial Statements or in the Liability Assumption Instruments.

SECTION 5.16      Operations of  the Funds.  From September 30, 2009 through the Closing Date, except as disclosed on Schedule 5.16 or the Financial Statements, none of the Funds have or will have:

(a)         except for Redemption Claims, declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its membership interests;

(b)         except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(c)         disposed of any assets except in the ordinary course of business;

(d)         materially increased the annual level of compensation of any executive or other employee; or

(e)         issued any equity securities or rights to acquire such equity securities.

SECTION 5.17      Permits.  Each of the Funds has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted (the “Permits”); all such Permits are in full force and effect and, to the Knowledge of the Stillwater Parties, no suspension or cancellation of any such Permit is threatened or will result from the consummation of the transactions contemplated by this Agreement and the other Ancillary Agreements or the transactions contemplated hereby and thereby.

SECTION 5.18      Brokers or Finders.  Other than as described in the Stillwater Agreement, broker’s or finder’s fee will be payable by the Stillwater Parties in connection with the transactions contemplated by this Agreement.

SECTION 5.19      Securities Law Matters.  The ASSAC Series A Preferred Shares and any Conversion Shares (collectively, the “ASSAC Securities”) to be acquired by any of the Stillwater Parties, or by the Fund Shareholders, are being acquired for the account of such Persons with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the registration requirements of the Securities Act and applicable state securities laws.  Until registered for resale under the Securities Act, if any recipient of the ASSAC Securities who is a signatory to this Agreement should in the future decide to dispose of any of such ASSAC Securities, such Person may do so only in compliance with the registration requirements of the Securities Act and applicable state securities laws, as then in effect.  Each of the Stillwater Parties agrees that all certificates evidencing ASSAC Securities to be issued in connection with this Agreement and other transactions contemplated hereby shall contain the imprinting, so long as required by law, of a legend on certificates representing such ASSAC Securities to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED JANUARY _____, 2010.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF ASIA SPECIAL SITUATION ACQUISITION CORP. AND ASIA SPECIAL SITUATION ACQUISITION CORP. WILL FURNISH COPIES OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.”

ARTICLE VI.  POST-CLOSING COVENANTS

SECTION 6.1       Contribution to Capital.  On the Closing Date, and immediately following consummation of the Transfers of the Acquired Assets and Liabilities contemplated by this Agreement and its acquisition of Northstar pursuant to the Northstar Merger Agreement, ASSAC shall contribute all, and not less than all, of the capital stock of the Buyer owned of record by ASSAC to the capital of either or both of the following Persons, as determined by ASSAC in the exercise of its sole discretion: (a) Northstar Re Bermuda and/or Northstar Re Ireland (both Subsidiaries of Northstar), or (b) Allied Provident.

SECTION 6.2       Boards of Directors of ASSAC.

(a)         From and after the Closing Date, ASSAC shall use its best efforts to cause to be elected to the Board of Directors of ASSAC, and by their execution of this Agreement, each of (i) the Stillwater Parties, (ii) Noble Investment Fund Limited, and (iii) Allius Ltd. and their Affiliates agree to vote all of the ASSAC Ordinary Shares and all ASSAC Series A Preferred Shares, as applicable, owned of record by them at each general shareholders meeting of ASSAC in favor of the election to the Board of Directors of ASSAC of one (1) Person designated by Stillwater (the “Stillwater Designee”) and not less than five (5) other Persons who shall be designated by the members of the ASSAC Board of Directors (the “ASSAC Designees”).  The ASSAC Designees to the Board of Directors of ASSAC shall be set forth in the ASSAC Proxy Statement.  All of Richard Rudy, Jack Doueck and the Stillwater Designee (if other than either of the aforementioned Persons) shall be included under ASSAC’s officer/director liability policy in effect from time to time, commencing on the Closing Date.

(b)         ASSAC and Stillwater each covenant and agree to cause the Buyer to be managed by the Investment Manager.  From and after the Closing Date and for a period through and including March 31, 2013, Stillwater shall establish a three (3) Person investment committee, in accordance with the terms of the Management Agreement.

SECTION 6.3      Registration of Conversion Shares.  Following the Closing Date, ASSAC shall use its commercially reasonable efforts to cause the Registration Statement (as that term is defined in the Registration Rights Agreement) to be declared effective by the Securities and Exchange Commission and shall otherwise comply with all of its covenants and agreements contained in the Registration Rights Agreement.

SECTION 6.4       Payment of Affiliated Obligations.  As at the Closing Date, the aggregate amount of all Affiliated Obligations owed by all of the Funds and assumed by the Buyer shall not exceed $16.0 million.  Following the Closing Date, the Buyer shall commence to repay such Affiliated Obligations only after all Redemption Claims as at the Closing Date shall have been paid in full or otherwise satisfied, and then in accordance with the applicable provisions of the Management Agreement.

SECTION 6.5       Change of Name.  As soon as practicable following the Closing Date, the Buyer shall change its corporate name to “Stillwater Asset Backed Holdings Ltd.” or such other name as shall be acceptable to ASSAC and Stillwater.

SECTION 6.6       Voting of ASSAC Exchange Shares.

(a)       From and after the Closing Date and until the ASSAC Series A Preferred Shares are converted into Ordinary Shares in accordance with the ASSAC Restated Articles, subject to the provisions of Section 6.6(b) below, each of the Stillwater Parties, with respect to the ASSAC Series A Preferred Shares owned by them, do hereby jointly and severally covenant and agree as a voting shareholder of ASSAC to:

(i)          vote all such ASSAC Series A Preferred Shares then owned of record by each such Person(s) at each ordinary and extraordinary meeting of shareholders of ASSAC held prior to December 31, 2010, in connection with any transaction or proposal requiring approval of ASSAC shareholders, in favor of any such transaction or proposal recommended to the ASSAC shareholders of a majority of the members of the board of directors of ASSAC; and/or

(ii)         on or prior to December 31, 2010, execute written consents requested by the board of directors of ASSAC, in connection with any transaction or proposal that requires approval of ASSAC shareholders holding a majority or greater than a majority of the ASSAC shares entitled to vote, that have the effect of casting all votes then available with respect to such ASSAC Series A Preferred Shares in favor of any such transaction or proposal recommended to the ASSAC shareholders of a majority of the members of the board of directors of ASSAC.

(b)       Notwithstanding the foregoing, in no event shall the Stillwater Parties be required to vote in accordance with the provisions of Section 6.6(a) above, if and to the extent that any such proposal relates to (i) the issuance of any “Senior Security,” or to the amendment to or modification of any “Junior Security” or “Pari Passu Security” (as such terms are defined in the ASSAC Restated Articles, and in all such cases, a “New Equity Security”), if any such issuance, amendment or modification of such New Equity Security would result in the same being a Senior Security to the Series A Preferred Shares, or (ii) any other proposal that has the effect or could reasonably be expected to have the effect of adversely affecting the rights, privileges or designations of the ASSAC Series A Preferred Shares.

SECTION 6.7       Rescission.  All or certain of the transactions contemplated by this Agreement may be rescinded prior to the Conversion Date, all as contemplated by the ASSAC Restated Articles or the ASSAC Series Preferred Certificate of Designations.

ARTICLE VII.  CONDITIONS TO CLOSING

SECTION 7.1       Conditions to Stillwater Parties’ Obligations.  The obligation of the Stillwater Parties to take the actions required to be taken by them at the Closing is subject to the satisfaction or waiver, in whole or in part, in their sole discretion, of each of the following conditions at or prior to the Closing:

(a)         The representations and warranties of the ASSAC Parties set forth in Article IV will be true and correct as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement in such representations and warranties (without taking into account any supplemental disclosures after the date of this Agreement by the ASSAC Parties or the discovery of information by the Stillwater Parties;

(b)         Each of the ASSAC Parties will have performed and complied with each of their agreements contained in this Agreement that can be performed and complied with at or prior to the Closing;

(c)         Each Required Consent required to be obtained by ASSAC will have been obtained and be in full force and effect and such actions as the Stillwater Parties’ counsel may reasonably require will have been taken in connection therewith;

(d)         All of the requisite ASSAC Shareholder Approvals shall have been obtained a the ASSAC Shareholders Meeting;

(e)         Holders of greater than 34.99% of the outstanding ASSAC publicly traded Ordinary Shares have not voted against the Transfers and other transactions contemplated by this Agreement and advised ASSAC of their desire to redeem their investment;

(f)         Pursuant to the terms and conditions of all or certain of the Additional Acquisition Agreements, ASSAC shall have consummated the acquisition of such of the Funds and/or the Additional Stillwater Funds that shall have an aggregate Net Asset Value of not less than $100.0 million;

(g)         ASSAC shall have consummated the acquisition of either or both of the Amalphis Exchange Shares and/or all of the equity of Northstar pursuant to the terms and conditions of either or both of the Amalphis Purchase Agreement and/or the Northstar Merger Agreement, respectively;

(h)         The Stillwater Parties will have received evidence reasonably satisfactory to them that no Litigation is pending or threatened (i) challenging or seeking to prevent or delay consummation of any of the transactions contemplated by this Agreement, or (ii) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement, any of the Ancillary Agreements or the relevant Additional Acquisition Agreements;

(i)          The ASSAC Parties shall have executed and delivered all of the Ancillary Agreements to which it is a Party; and

(j)          No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would reasonably be expected to result, directly or indirectly, in any Material Adverse Effect with respect to the ASSAC Parties.

SECTION 7.2       Conditions to ASSAC Parties’ Obligations.  The obligation of the ASSAC Parties to take the actions required to be taken by them at the Closing is subject to the satisfaction or waiver, in whole or in part, in the sole discretion of the ASSAC Parties, of each of the following conditions at or prior to the Closing:

(a)         The representations and warranties of the Stillwater Parties set forth in Article V will be true and correct in all material respects as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement in such representations and warranties;

(b)         Each of the Stillwater Parties will have performed and complied with each of their agreements contained in this Agreement;

(c)         Each Required Consent required to be obtained by the Stillwater Parties will have been obtained and be in full force and effect and such actions as the ASSAC Parties’ counsel may reasonably require will have been taken in connection therewith;

(d)         The aggregate Estimated NAV of all Distributed Assets that the Investment Manager shall agree to distribute to Fund Shareholders in lieu of the ASSAC Series A Preferred Shares payable hereunder, shall not exceed $70.0 million in the aggregate;

(e)         All of the requisite ASSAC Shareholder Approvals shall have been obtained a the ASSAC Shareholders Meeting;

(f)          Holders of greater than 34.99% of the outstanding ASSAC publicly traded Ordinary Shares have not voted against the Transfers and other transactions contemplated by this Agreement and advised ASSAC of their desire to redeem their investment;

(g)         Pursuant to the terms and conditions of all or certain of the Additional Acquisition Agreements, ASSAC shall have consummated the acquisition of such of the Funds and/or the Additional Stillwater Funds that shall have an aggregate Net Asset Value of not less than $100.0 million;

(h)         ASSAC shall have consummated the acquisition of either or both of the Amalphis Exchange Shares and/or all of the equity of Northstar pursuant to the terms and conditions of either or both of the Amalphis Purchase Agreement and/or the Northstar Merger Agreement, respectively;

(i)          ASSAC will have received evidence reasonably satisfactory to it that no Litigation is pending or threatened (i) challenging or seeking to prevent or delay consummation of any of the transactions contemplated by this Agreement, or (ii) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement, any of the Ancillary Agreements or any Additional Acquisition Agreements;

(j)          The applicable Stillwater Parties shall have executed and delivered all of the Ancillary Agreements to which it or they is a Party; and

(k)         No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would reasonably be expected to result, directly or indirectly, in any Material Adverse Effect with respect to the Stillwater Parties.

SECTION 7.3       Waiver of Fund Acquisition(s).  Notwithstanding anything to the contrary, express or implied, set forth above in this Article VII or elsewhere in this Agreement, in the event and to the extent that any one or more of the Funds are Non-Performing Funds, ASSAC may nonetheless consummate the transaction contemplated hereby with respect to the acquisition of the Acquired Assets and Liabilities of the other Funds, in which event ASSAC shall not acquire the Acquired Assets or Liabilities of any such Non-Performing Fund(s).

ARTICLE VIII.  TERMINATION

SECTION 8.1       Termination.  This Agreement may be terminated prior to the Closing:

(a)         by the mutual written consent of ASSAC and Stillwater on behalf of all Parties;

(b)         by ASSAC, on behalf of all ASSAC Parties, if:

(i)         any of the Stillwater Parties has or will have breached any representation, warranty or agreement contained in this Agreement in any material respect;

(ii)        the transactions contemplated by this Agreement will not have been consummated on or before January 23, 2010 (the “Outside Date”); or

(iii)       any of the conditions set forth in SECTION 7.2 will have become impossible to satisfy and not otherwise waived;

(c)         by Stillwater, on behalf of all Stillwater Parties, if:

(i)         any of the ASSAC Parties has or will have breached any representation, warranty or agreement contained in this Agreement in any material respect;

(ii)        the transactions contemplated by this Agreement will not have been consummated on or before the Outside Date; or

(iii)       any of the conditions set forth in SECTION 7.1 will have become impossible to satisfy and not otherwise waived.

SECTION 8.2       Effect of Termination.  The right of termination under Section 8.1 is in addition to any other rights the parties may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies and will not preclude an action for breach of this Agreement.  If this Agreement is terminated, all continuing obligations of the Parties under this Agreement will terminate except that Section 8.3 and Article IX will survive indefinitely unless sooner terminated or modified by the parties in writing.

SECTION 8.3       Trust Fund.  Notwithstanding anything to the contrary express or implied contained in this Article VIII or elsewhere in this Agreement, none of the Stillwater Parties nor any of their respective Affiliates shall have any lien, security interest, claim against or any other right to (a) any of the maximum $115.0 million principal amount of the proceeds held in that certain trust administered and maintained by Continental Stock Transfer & Trust Company, as trustee (and any successor trust or substitute arrangement) for the benefit of the public shareholders of ASSAC (the “Trust”), or (b) any interest earned on such maximum $115.0 million principal amount of proceeds held in the Trust.  Each of the Stillwater Parties and their Affiliates, do hereby expressly waive and relinquish any claim or other rights to the Trust, its corpus or any interest earned thereon.

ARTICLE IX.  GENERAL

SECTION 9.1       Expenses.  Except as may be set forth in the Stillwater Agreement, each Party shall pay all expenses incurred by such party in connection with the transactions contemplated by this Agreement, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement (whether the transactions contemplated by this Agreement are consummated or not); provided, however, that upon consummation of the transactions contemplated by this Agreement, ASSAC shall pay all transactions costs and expenses incurred by the Stillwater Parties hereunder, or reimburse Stillwater (as the case may be) for any such expenses previously paid.

SECTION 9.2       Amendment and Waiver.  This Agreement may not be amended, a provision of this Agreement or any default, misrepresentation or breach of warranty or agreement under this Agreement may not be waived, and a consent may not be rendered, except in a writing executed by the party against which such action is sought to be enforced.  Neither the failure nor any delay by any Person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  In addition, no course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.

SECTION 9.3       Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five business days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device).  Notices, demands and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

If to Stillwater Parties: Stillwater Capital Partners, Inc. 41 Madison Avenue New York, New York 10010 Attn: Richard Rudy and Jack Doueck Facsimile No.(212) 244-9506 Email: rrudy@stillwatercapital.com

With a copy to: Herrick, Feinstein LLP 2 Park Avenue New York, NY 10016 Attn: Irwin Latner, Esq. Fax: (212) 545-3356 Email:ilatner@herrick.com
If to the ASSAC Parties:

Asia Special Situation Acquisition Corp.
c/o M&C Corporate Services Limited
P.O. Box 309GT, Ugland House
South Church Street
George Town, Grand Cayman
Attn: Gary T. Hirst, President
Email:  assac@domaincontact.net

With a copy to: Hodgson Russ LLP 1540 Broadway, 24th floor New York, New York 10036 Attn: Stephen A. Weiss, Esq. Facsimile No. (212) 751-0928 Email: sweiss@hodgsonruss.com

SECTION 9.4       Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement.  Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

SECTION 9.5       Complete Agreement.  This Agreement and, when executed and delivered, the Ancillary Agreements contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral.

SECTION 9.6       Signatures; Counterparts.  This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.  A facsimile signature will be considered an original signature.

SECTION 9.7       Governing Law.  THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

SECTION 9.8       Jurisdiction.  Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect to any such action or proceeding.  Each party appoints CT Corporation System (the “Process Agent”) as its agent to receive on its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding.  Any party may make service on any other party by sending or delivering a copy of the process (i) to the party to be served or (ii) to the party to be served in care of the Process Agent at an address to be supplied by it.  The parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.  Nothing in this Section 9.8 will affect the right of any party to serve legal process in any other manner permitted by law or in equity.

SECTION 9.9       Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.9.

SECTION 9.10      Construction.  The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement.  In addition, each of the parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  The parties intend that each representation, warranty and agreement contained in this Agreement will have independent significance.  If any party has breached any representation, warranty or agreement in any respect, the fact that there exists another representation, warranty or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or agreement.  Any reference to any Law will be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The headings preceding the text of articles and sections included in this Agreement and the headings to the schedules and exhibits are for convenience only and are not be deemed part of this Agreement or given effect in interpreting this Agreement.  References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to or attached to this Agreement, unless otherwise specified.  The word “including” means “including without limitation.”  A statement that an action has not occurred in the past means that it is also not presently occurring.  When any party may take any permissive action, including the granting of a consent, the waiver of any provision of this Agreement or otherwise, whether to take such action is in its sole and absolute discretion.  The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement.  A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the item has been delivered.

SECTION 9.11      Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[The balance of this page intentionally left blank – signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first above written.

ASSAC SPECIAL SITUATION
ACQUISITION CORP.

By:
Name:	Gary T. Hirst
Title:	President

GEROVA AB HOLDINGS LTD.
(a Cayman Islands exempted company)

By:
Name:	Gary T. Hirst,
Title:	Authorized Signatory

STILLWATER CAPITAL PARTNERS, INC.

By:
Name:	Jack Doueck
Title:	Principal

ACCEPTED and Agreed to
solely with respect to Section 6.2(a) above:

NOBLE INVESTMENT FUND LIMITED
by: Pure Glow Investments LLC

By:
Arie Jan van Roon, Manager

ALLIUS LTD.

By:
Dr. Gary T. Hirst, Manager

STILLWATER ASSET BACKED
OFFSHORE FUND, LTD.

By:
Name:	________________________,
Title:	Director

By:
Name:	________________________,
Title:	Director

By:
Name:	________________________,
Title:	Director

STILLWATER ASSET BACKED FUND SPV

By:
Name:	________________________,
Title:	Director

By:
Name:	________________________,
Title:	Director

By:
Name:	________________________,
Title:	Director

SABF II ONSHORE SPV

By:
Name:	________________________,
Title:	Director

By:
Name:	________________________,
Title:	Director

By:
Name:	________________________,
Title:	Director

SCHEDULE A

NAV Valuation Methods

Net Asset Value is generally equal to the amount by which the value of the assets of the applicable Person exceeds the amount of its liabilities.  Net Asset Value determinations are made by the Appraiser or Auditor (the “Asset Appraiser”) in accordance with U.S. generally accepted accounting principles and in accordance with the following criteria:

(a)          No value will be assigned to goodwill;

(b)         All accrued debts and liabilities will be treated as liabilities, including but not limited to, estimated expenses for accounting, legal, administrative and other operating expenses (including all fees payable under the Management Agreement) and such reserves for contingent liabilities of the applicable Person, including estimated expenses, if any, in connection therewith, as the Asset Appraiser shall determine;

(c)          Loans, loan participations and other similar assets owned by an applicable Person will generally be carried at the high range of fair market value as determined by the Asset Appraiser, and will be subject to an independent valuation review as frequently as determined by the Asset Appraiser.  These independent valuation reviews will provide the applicable Person with opinions on whether specific pieces of collateral are in need of re-valuation.  The Asset Appraiser, on the basis of this information, will determine whether a specific loan or other asset needs to be re-priced;

(d)          In the case of investments in private investment funds or other vehicles which are not readily marketable, in the absence of an independent fair market value appraisal or audit, the net asset value calculation provided by the administrators or managers of those underlying funds or vehicles will be used in determining an applicable Person’s Net Asset Value.

(e)          Securities or commodities (which for valuation purposes hereunder may include weather derivatives and other financial instruments trading on or off, as the case may be, commodities exchanges) that are listed on a national securities or commodities exchange, as the case may be, shall be valued at their last sales prices on the date of determination on the largest securities or commodities exchange (by trading volume in such security or commodity) on which such securities or commodities shall have traded on such date, or if trading in such securities or commodities on the largest securities or commodities exchange (by trading volume in such security or commodity) on which such securities or commodities shall have traded on such date was reported on the consolidated tape, their last sales price on the consolidated tape (or, in the event that the date of determination is not a date upon which a securities or commodities exchange was open for trading, on the last prior date on which such securities or commodities exchange was so open not more than 10 days prior to the date of determination). If no such sales of such securities or commodities occurred on either of the foregoing dates, such securities or commodities shall be valued at the “bid” price for long positions and “asked” price for short positions on the largest securities or commodities exchange (by trading volume in such security) on which such securities or commodities are traded, on the date of determination, or, if the “bid” price for long positions and “asked” price for short positions in such securities or commodities on the largest securities or commodities exchange (by trading volume in such security or commodity) on which such securities or commodities shall have traded on such date were reported on the consolidated tape, the “bid” price for long positions and “asked” price for short positions on the consolidated tape (or, if the date of determination is not a date upon which such securities or commodities exchange was open for trading, on the last prior date on which such a securities or commodities exchange was so open not more than 10 days prior to the date of determination);

(f)          Securities and commodities that are not listed on an exchange but are traded over-the-counter shall be valued at representative “bid” quotations if held long and representative “asked” quotations if held short;

(g)         For securities and commodities not listed on a securities or commodities exchange or quoted on an over-the-counter market, but for which there are available quotations, such valuation will be based upon quotations obtained from market makers, dealers or pricing services;

(h)         Options that are listed on a securities or commodities exchange shall be valued at their last sales prices on the date of determination on the largest securities or commodities exchange (by trading volume) on which such options shall have traded on such date; provided, that, if the last sales prices of such options do not fall between the last “bid” and “asked” prices for such options on such date, then the Asset Appraiser shall value such options at the mean between the last “bid” and “asked” prices for such options on such date;

(i)          Illiquid assets will be valued at their the high range of the fair market value (which in most cases may be at cost if that is a fair approximation of value), as determined by the Asset Appraiser (with appropriate input from the investment manager or portfolio manager under the applicable management agreement);

(j)          Preferred shares, preferred stock or other senior equity securities shall be valued at 100% of their per share stated or liquidation value, with such discounts from such stated or liquidation value as the investment manager or portfolio manager under the applicable management agreement and ASSAC shall, in good faith determined from time to time;

(k)         All other assets shall be valued at such value as the Asset Appraiser may reasonably determine (with appropriate input from the investment manager or portfolio manager under the applicable management agreement); and

(l)          Securities and commodities not denominated in U.S. dollars shall be translated into U.S. dollars at prevailing exchange rates as the Asset Appraiser may reasonably determine.

            If the Asset Appraiser determines, in its sole discretion, that the valuation of any asset, security or other instrument pursuant to the foregoing does not fairly represent its market value, the Asset Appraiser (with appropriate input from the Investment Manager and ASSAC) shall value such security or other instrument as it reasonably determines and shall set forth the basis of such valuation in writing to the investment manager or portfolio manager under the applicable management agreement and to ASSAC.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is made and entered into as of the 31st day of December 2009, by and among Asia Special Situation Acquisition Corp., a Cayman Islands corporation (“ASSAC”); Stillwater MN Holdings Ltd., a Cayman Islands exempted company (the “Buyer”); Stillwater Market Neutral Fund Ltd., a Cayman Islands exempted company (“SMNF I– Cayman”); and Stillwater Capital Partners, Inc., a New York corporation (“Stillwater” or the “Investment Manager”). SMNF I– Cayman is hereinafter sometimes referred to as the “Fund.”  ASSAC and the Buyer are hereinafter sometimes collectively referred to as the “ASSAC Parties” and the Fund and Stillwater are hereinafter sometimes collectively referred to as the “Stillwater Parties”.  The ASSAC Parties and the Stillwater Parties are hereinafter sometimes collectively referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, ASSAC owns 100% of the issued and outstanding share capital of the Buyer; and

WHEREAS, Stillwater is the investment manager of the Fund; and

WHEREAS, Investment Manager of the Fund and the board of directors of the Fund who have executed this Agreement desire to sell, transfer, convey and assign (collectively “Transfer”) all of the Acquired Assets (as hereinafter defined) of the Fund, subject to the Buyer’s assumption of all of the Liabilities (as hereinafter defined) of the Fund, solely in exchange for ASSAC Series A Preferred Shares, and

WHEREAS, ASSAC desires that the Buyer acquire all of the Acquired Assets of the Fund, subject to its Liabilities, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Board of Directors of ASSAC and the Buyer and the Investment Manager of the Fund, in its capacity as investment manager of the Fund, each believe that this Agreement and related transactions contemplated hereby are in the best interests of the Fund and the Fund Shareholders, and have each approved and adopted the form, terms and provisions of this Agreement; and

WHEREAS, simultaneous with the Closing of the transactions contemplated by this Agreement, ASSAC and its Subsidiaries are acquiring certain other securities and assets of Affiliates of Stillwater, the Wimbledon Funds and other Persons, all in accordance with the Additional Acquisition Agreements.

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I. DEFINITIONS

“Acquired Assets” shall mean and include (a) all and not less than all of (i) the securities and other investments, (ii) any and all participating interests in such securities or investments, and (iii) any and all other assets and properties, real and personal, both tangible and intangible, of every kind and description, that is owned, leased or otherwise used by the Fund, as the same shall exist as at the Closing Date; a general description of which Acquired Assets are set forth on Exhibit C-1 annexed hereto and made a part hereof (the “Acquired Asset Schedule”); less (b) the Distributed Assets.

“Additional Acquisition Agreements” means the various agreements and plan of merger, asset purchase agreement and other agreements and instruments, all in form and content satisfactory to Stillwater, ASSAC and the other Persons who are parties thereto, pursuant to which, inter alia, ASSAC or a Subsidiary of ASSAC shall acquire, in addition to its Acquisition of the Fund pursuant to this Agreement, any or all of: (a) the Amalphis Exchange Shares pursuant to the Amalphis Exchange Agreement, (b) all or substantially all of the equity and assets (subject to assumption of liabilities) of all or certain of the Additional Stillwater Funds, (c) all or substantially all of the assets (subject to assumption of liabilities) of the Wimbledon Funds, and (d) all or substantially all of the equity of Northstar.

“Additional Stillwater Funds” means, in addition to the Funds, those additional entities, consisting of asset backed lending funds, real estate funds, hedge funds and fund of funds that are managed by Stillwater or an Affiliate thereof and listed in Section 1.1 of the Stillwater Agreement.

“Adjusted Purchase Value” means 100% of the Appraised NAV; provided, however, that, irrespective of the Appraised NAV, the Adjusted Purchase Value shall be not less than 75% of the Estimated NAV of the Fund, or approximately $34,000,000.

“Affiliate” means any one or more Person controlling, controlled by or under common control with any other Person.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Allied Provident” shall mean Allied Provident Insurance Company, a Barbados exempted insurance company, and a wholly-owned subsidiary of Amalphis.

“Amalphis Exchange Agreement” means the share exchange agreement, dated as of December 31, 2009 among Amalphis Group, Inc., a British Virgin Islands corporation (“Amalphis”), Rineon Group, Inc., a Nevada corporation (“Rineon”), NatProv Holdings, Inc., a British Virgin Islands corporation (“NatProv”), ASSAC, and the other parties signatory thereto, pursuant to which, inter alia, in exchange for additional ASSAC Series A Preferred Shares, ASSAC shall acquire, through its receipt of the Amalphis Exchange Shares, a controlling interest in Amalphis and its consolidated Subsidiaries, including without limitation, Allied Provident and (if acquired) the Wimbledon Funds.

“Amalphis Exchange Shares” shall mean all of the issued and outstanding shares of Amalphis Series A preferred stock that are issued pursuant to the Amalphis Exchange Agreement.

“Ancillary Agreements” means the ASSAC Series A Preferred Certificate of Designations, the ASSAC Restated Articles, the Acquired Asset Schedule, the Asset Asset Transfer Instruments, the Liabilities Schedule, the Management Agreement, the Registration Rights Agreement and the Stillwater Agreement.

“Appraised NAV” means the Net Asset Value of the Fund as at December 31, 2009, as audited or appraised pursuant to NAV Appraisals which shall be based upon the NAV Valuation Methods.

“ASSAC Articles” means the Memorandum and Articles of Association of ASSAC, as at the date of this Agreement.

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“ASSAC Executive Shares” shall mean the maximum of 10,746,667 restricted ASSAC Ordinary Shares issued to Marshall Manley (“Manley”) and his Affiliates and business associates (collectively, the “ASSAC Executive Group”).

“ASSAC Ordinary Shares” means the collective reference to (a) the 50,000,000 ordinary shares of ASSAC, $0.0001 par value, authorized for issuance pursuant to the ASSAC Articles, and (b) the 250,000,000 ordinary shares of ASSAC, $0.0001 par value, to be authorized for issuance pursuant to the ASSAC Restated Articles.

“ASSAC Preferred Shares” means the collective reference to (a) the 1,000,000 preferred shares of ASSAC, $0.0001 par value, authorized for issuance pursuant to the ASSAC Articles, and (b) the 10,000,000 preferred shares of ASSAC, $0.0001 par value, to be authorized for issuance pursuant to the ASSAC Restated Articles.

“ASSAC Proxy Statement” means the proxy statement that is prepared by the Parties and mailed to the holders of ASSAC Ordinary Shares prior to the date of the ASSAC Shareholders Meeting.

“ASSAC Restated Articles” means the Amended and Restated Memorandum and Articles of Association of ASSAC in the form of Exhibit A annexed hereto and made a part hereof.

“ASSAC Series A Preferred Shares” means up to a maximum of 1,000,000 ASSAC Preferred Shares, to be designated as ASSAC Series A Preferred Shares pursuant to the ASSAC Series A Preferred Certificate of Designations and issued to the respective holders pursuant to this Agreement and the Additional Acquisition Agreements; which ASSAC Series A Preferred Shares shall, among other things (but subject in all cases to the terms of the ASSAC Series A Preferred Certificate of Designations):

(a)       have a par value of $0.0001 per share;

(b)       have a liquidation value and stated value of $1,000.00 per share;

(c)       commencing on the Conversion Date pay per share dividend, semi-annually at the rate of 5% per annum, accruing from the issuance date thereof, on the Adjusted Purchase Value, in the form of additional Conversion Shares;

(d)       subject to Section 6.6, vote on an “as converted” basis, together with the ASSAC Ordinary Shares, on all matters requiring the approval or ratification of shareholders of ASSAC;

(e)       on the Conversion Date, automatically (and without any action on the part of the holder or ASSAC) commence to convert into Conversion Shares at the Conversion Price then in effect, at the rate (rounded off to the nearest full Conversion Shares) of one-sixth (or 16.66%) of the total number of ASSAC Series A Preferred Shares held by each holder on the last day of each month commencing July 31, 2010 so that all of the ASSAC Series A Preferred Shares issued pursuant to the terms of this Agreement and the Additional Acquisition Agreements will be fully converted into Conversion Shares on December 31, 2010;

(f)       provide that each ASSAC Preferred Share issuable to the Fund (or its Fund Shareholders upon distribution thereof) shall be convertible at the Conversion Ratio applicable to the Fund; and

(g)       contain such other terms and conditions as shall be set forth in the ASSAC Series A Preferred Certificate of Designations.

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“ASSAC Series A Preferred Certificate of Designations” means the certificate of designation for the issuance of the ASSAC Series A Preferred Shares, in the form of Exhibit B annexed hereto and made a part hereof, or, if not permitted under applicable Law, the ASSAC Restated Articles used for the same purpose.

“ASSAC Shareholder Approval” means the required affirmative consent, vote and ratification at the ASSAC Shareholders Meeting by the holders of ASSAC Ordinary Shares (the “ASSAC Shareholders”) of (i) this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, (ii) the increase in the authorized share capital of ASSAC, (iii) adoption of the ASSAC Restated Articles, (iv) the consummation of ASSAC’s acquisition of the Additional Stillwater Funds, the Amalphis Exchange Shares and (if applicable) the Wimbledon Funds, all pursuant to the terms and conditions of the Additional Acquisition Agreements, (v) if applicable, the consummation of ASSAC’s acquisition of Northstar, (vi) the change of the corporate name of ASSAC to Gerova Financial Group, Inc., or such other name as shall be acceptable to ASSAC and the Stillwater Parties, and (viii) the other proposals set forth in the ASSAC Proxy Statement.

“ASSAC Shareholders Meeting” means the meeting of the ASSAC Shareholders held on or before January 19, 2010 in accordance with the ASSAC Proxy Statement.

“Auditors” means the independent accountants engaged to audit the Fund as at December 31, 2009 and for the fiscal year then ended.

“Consent” means any authorization, consent, approval, filing, waiver, exemption or other action by or notice to any Person.

“Consideration” means, based on 75% of the $45,300,000 Estimated NAV of the Fund, $33,975,000 as at December 31, 2009, to be evidenced by an aggregate of: 33,975 ASSAC Series A Preferred Shares that are to be issued to the Fund on the Closing Date pursuant to this Agreement; less  any reduction in such Consideration resulting from any reduction in the Estimated NAV, as a result of any Distributed Assets (based on a reduction of one Series A Preferred Shares of each $1,000 in value of Distributed Assets).

“Contract” means a contract, agreement, lease, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement or any time after the date of this Agreement.

“Conversion Date” shall mean July 31, 2010.

“Conversion Price” shall mean $7.50, as the same may from time to time be adjusted prior to the Conversion Date pursuant to the ASSAC Series A Preferred Certificate of Designations.

“Conversion Ratio” shall mean, as to the Fund, that ratio (expressed as “___:1”) of that number of Conversion Shares into which one (1) full ASSAC Series A Preferred Share issued to the Fund Shareholders shall be converted; all as determined in accordance with Section 2.9 of this Agreement.

“Conversion Shares” shall mean that number of Ordinary Shares of ASSAC issuable upon conversion of the ASSAC Series A Preferred Shares, as shall be calculated by dividing: (i) the Purchase Value applicable to the Fund, which Purchase Value shall be adjusted on or prior to the Conversion Date to the Adjusted Purchase Value; by (ii) the Conversion Price then in effect.

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“Distributed Assets” shall mean those specific securities, investments and participating interests that the Investment Manager of the Fund agrees to distribute to any one or more Fund Shareholders who request in writing prior to the Conversion Date the right to receive such distribution(s) in lieu of receiving the Consideration contemplated hereby; provided, however, that for all purposes of this Agreement (including, without limitation, for the purposes of calculating the Estimated NAV, the Purchase Value, the Appraised NAV, the Adjusted Purchase Value and the Conversion Shares) the distribution of all of such Distributed Assets shall be deemed to have taken place effective as of a date which shall be on or before December 31, 2009.

“Estimated NAV” means unaudited Net Asset Value of the Fund as at December 31, 2009, as estimated in good faith by the Investment Manager of the Fund to be approximately $45,300,000, all in accordance with this Agreement.

“Encumbrance” means any charge, claim, community property interest, easement, covenant, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Fund Shareholders” shall mean the holders of record of the share capital of the Fund.

“Governmental Authorization” means any approval, consent, license, permit, waiver, registration or other authorization issued, granted, given, made available or otherwise required by any Governmental Entity or pursuant to Law.

“Governmental Entity” means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

“Governmental Order” means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.

“Insolvency Event” shall mean as to any Party or Parties, if any such Party or Parties: (a) shall make an assignment for the benefit of creditors; (b) if a receiver, liquidator or trustee shall be appointed for such Party or Parties), (c) shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, such Party or Parties, or (d) if any proceeding for the dissolution or liquidation of such Party or Parties shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Party or Parties, upon the same not being discharged, stayed or dismissed within sixty (60) days.

“Knowledge” means, with respect to the Stillwater Parties, any fact or circumstance actually known to any of Richard Rudy, Jack Doueck or Brian Bytof, or which any of such Persons should have known after reasonable inquiry, and, with respect to the ASSAC Parties, any fact or circumstance actually known to any member of the Board of Directors of ASSAC or the executive officers or management of ASSAC or which any of such Persons should have known after reasonable inquiry.

“Law” means any constitution, law, ordinance, principle of common law, regulation, statute or treaty of any Governmental Entity.

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“Liabilities” shall, as to the Fund, mean and include all accounts payable, notes payable, Redemption Claims, accrued expenses and other liabilities and obligations of the Fund that would be required to be set forth on or reflected in a balance sheet of a Person prepared in accordance with GAAP, including any causes of action and contingencies, whether know or unknown, as the same shall exist as at the Closing Date; a general description of which Liabilities are set forth on Exhibit C-2 annexed hereto and made a part hereof (the “Liabilities Schedule”).

“Litigation” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator or mediator.

“Management Agreement” shall mean the management agreement between Stillwater and ASSAC, in the form of Exhibit D annexed hereto and made a part hereof.

“Material Adverse Effect” shall mean (a) with respect to any of the Stillwater Parties, any event or condition that could reasonably be expected to have a material adverse effect on the business, assets, results of operations, financial condition or prospects of any of such Stillwater Parties, and (b) with respect to ASSAC, any event or condition that could reasonably be expected to prevent or cause ASSAC to be unable to consummate the Transfers, pay the Consideration or otherwise perform its obligations under this Agreement, the Ancillary Agreements or any of the Additional Acquisition Agreements.

“NAV Appraisals” shall mean the appraisals of the Net Asset Values of the Fund, prepared or to be prepared by Houlihan Smith Inc., or other business appraisal firm or auditing firm (the “Appraiser”) as shall be reasonably acceptable to the Investment Manager and ASSAC, in accordance with the NAV Valuation Methods or such other recognized methods of valuing such assets and liabilities that are reasonably acceptable to such Parties.

“NAV Valuation Methods” means the methods used in valuing the net asset values of various types of assets that are set forth on Schedule A annexed hereto and made a part hereof, or such other valuation methods as shall be reasonably satisfactory to ASSAC.

“Net Asset Value” or “NAV” means, as at any date in question, with respect to the Fund: (a) the value of the Acquired Assets of the Fund as determined in accordance with the NAV Valuation Methods, less (b) all Liabilities of the Fund, including without limitation, all accounts payable, accrued expenses, notes payable, all outstanding Affiliated Obligations and the aggregate amount of all outstanding Redemption Claims.

“Non-Performing Funds” shall mean any one or more of the Stillwater Funds that, for any reason or no reason, are unable or unwilling to perform their individual obligations under this Agreement, including, without limitation, the inability to timely deliver to ASSAC and its representatives the requisite financial information required hereby and pursuant to the Securities Act of 1933, as amended.

“Northstar” means Northstar Group Holdings, Ltd., a Bermuda corporation.

“Northstar Merger Agreement” means one of the Additional Acquisition Agreements pursuant to which, inter alia, ASSAC shall acquire 100% of the share capital and capital stock of Northstar.

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company agreement and articles or certificate of formation of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

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“Permitted Encumbrances” shall mean (a) any and all Encumbrances which result from all statutory or other liens for Taxes or assessments and are not yet due and payable or delinquent or the validity of which is being contested in good faith by appropriate proceedings by a Party hereto; (b) all material cashiers’, workers’, mechanics’, carriers’, repairers’ and other similar liens imposed by law and incurred in the ordinary course of business; and (c) other Encumbrances which individually or in the aggregate do not materially detract from the value of or materially interfere with the present use of the property subject thereto or affected thereby and would not otherwise reasonably be expected to have a Material Adverse Effect.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.

“Process Agent” has the meaning set forth in Section 9.8.

“Purchase Value” means approximately $33,975,000 or seventy-five (75%) percent of the approximate $45,300,000 Estimated NAV of the Fund.

“Redemption Claims” means, irrespective of whether or not redemptions from the Fund have been suspended, the outstanding amounts (whether payable in cash or in other property) that are owned or may in the future be owed to any one or more Fund Shareholders who have notified or may notify the applicable Fund or Stillwater in writing prior to the Closing Date, that such Persons either (a) desire to withdraw their capital from such Fund, or (b) are owed money in connection with the redemption of their shares from such Fund.

“Registration Rights Agreement” means the agreement of ASSAC to register all of the Conversion Shares issuable under this Agreement and the Additional Acquisition Agreements for resale under the Securities Act, all in accordance with the terms and conditions set forth in Exhibit E annexed hereto and made a part hereof.

“Remedies Exception,” when used with respect to any Person, means except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

“Required Consents” means all Consents that are required in order to consummate the transactions contemplated by this Agreement, including without limitation, the ASSAC Shareholder Approvals and requisite approval of the board of directors of each Fund.

“Stillwater Agreement” means the letter agreement, dated December 18, 2009, between Stillwater, ASSAC and certain other Persons, and attached memorandum, in the form of Exhibit F annexed hereto and made a part hereof.

“Subsidiary” means any Person in which a majority or more of the outstanding shares of capital stock of which, and/or the power to elect a majority of the members of the board of directors or board of managers of which, is owned, directly or indirectly, by another Person.

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“Taxes” means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity.

“Wimbledon Acquisition Agreement” means the collective reference to the asset purchase agreements between the Wimbledon Funds, Allied Provident and a newly formed Cayman Islands Subsidiary of Allied Provident (the “Wimbledon Purchaser”), expected to be entered into between the Execution Date and the Closing Date, pursuant to which, inter alia, the Wimbledon Purchaser shall acquire all of the assets (subject to assumption of all of the liabilities) of the Wimbledon Funds, in exchange for that number of Amalphis Exchange Shares have a United States dollar stated value equal to the estimated Net Asset Value of the Wimbledon Funds as at December 31, 2009.

“Wimbledon Funds” shall mean Wimbledon Financing Master Fund Ltd. and WREF Fund, both Cayman Islands exempted companies.

Certain terms not defined above are defined in the sections below.

ARTICLE II.   PURCHASE AND SALE OF THE ASSETS; ASSUMPTION OF LIABILITIES

SECTION 2.1        The Acquired Assets.

(a)       Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Fund shall Transfer to the Buyer good and marketable title in and to all, and not less than all, of the Acquired Assets of Fund, as the same shall exist as at the Closing Date.

(b)       On the Closing Date, Stillwater shall cause the Fund to execute and deliver to the Buyer one or more bills of sale, assignments, stock powers and other documents and instruments as shall be legally required, necessary or advisable to effect the Transfer of all of the Acquired Assets (collectively, the “Asset Transfer Instruments”).

SECTION 2.2       Registration of Acquired Assets.              Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the Parties shall cause to be filed with any Governmental Authority in any jurisdiction, all necessary Transfer instruments and other documents as shall be legally required, necessary or advisable to register good and marketable title in and to the Acquired Assets to and in the name of the Buyer.

SECTION 2.3        Assumption of Liabilities.

(a)       Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Buyer shall assume all, and not less than all, of the Liabilities of the Fund, as the same shall exist as at the Closing Date.

(b)       On the Closing Date, ASSAC shall cause the Buyer to execute and deliver to the Fund one or more assumption agreements or other undertakings, documents and instruments as shall be legally required, necessary or advisable to effect the Transfer of all of the Liabilities to the Buyer (collectively, the “Liability Assumption Instruments”).

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SECTION 2.4       Management Agreement.

On the Closing Date, the Buyer shall execute and deliver the Management Agreement to the Investment Manager.

SECTION 2.5       Consideration.  In consideration for the Transfer of the Acquired Assets, and in addition to the assumption of the Liabilities by the Buyer, on the Closing Date, ASSAC shall deliver to the Fund, the Consideration based on the Purchase Value of the Fund as at December 31, 2009.  Assuming that such aggregate Consideration and the aggregate number of Series A Preferred Shares are not reduced as a result of any Distributed Assets, such Consideration shall be paid to the Fund, as follows: an aggregate of $33,975,000 which shall be payable to the Fund in the form of 33,975 ASSAC Series A Preferred Shares, representing the $33,975,000 Purchase Value attributable to such Fund as at December 31, 2009.

 To the extent applicable, Series A Preferred Shares shall be issued to the Fund in fractions of a share.  No fractional Conversion Shares shall be issued upon automatic conversion of such Series A Preferred Shares, rather such Conversion Shares shall be rounded up or down to the nearest whole Ordinary Share.

SECTION 2.6       Adjusted Purchase Value; NAV Appraisals and 2009 Audited Financial Statements.

(a)       The Stillwater Parties hereby covenant and agree to use their commercially reasonable efforts to cause the Appraiser to deliver the NAV Appraisals for the Fund to the Auditors on or before February 28, 2010, and cause the Auditors or Appraiser, as the case may be, to provide ASSAC with the Appraised NAV (together with the audited financial statements of the Fund as at December 31, 2009 and for the fiscal year then ended (the “2009 Audited Financial Statements”) on or before March 31, 2010.  The calculations of the NAV Appraisals by the Appraiser as audited by the Auditors in the 2009 Audited Financial Statements shall be final and binding upon all Parties hereto.

(c)       Upon delivery of the NAV Appraisals and the 2009 Audited Financial Statements, the Adjusted Purchase Value of the Fund shall be determined.  As provided in the ASSAC Series A Preferred Certificate of Designations, there shall be a post-Closing adjustment to the Conversion Shares and the Conversion Ratio, as provided in Section 2.7 below.

SECTION 2.7       Conversion of ASSAC Series A Preferred Shares.

Upon delivery of the NAV Appraisals and the 2009 Audited Financial Statements of the Fund, the number of Conversion Shares and the Conversion Ratio shall be recalculated, as follows:

(a)       the aggregate number of Conversion Shares that are issuable to the Fund or the Fund Shareholders of the Fund, as the case may be, upon automatic conversion of all ASSAC Series A Preferred Shares previously issued to the Fund or the Fund Shareholders of the Fund, respectively, shall, automatically and without any further action, be adjusted and determined by dividing (i) the Adjusted Purchase Value of each such Fund, by (ii) the Conversion Price then in effect;

(b)       the Conversion Ratio applicable to the Fund or the Fund Shareholders of such Fund shall, automatically and without any further action, be adjusted and determined by dividing the (i) aggregate number of Conversion Shares applicable to such Fund, as determined in accordance with Section 2.6(a) above, by (ii) the number of ASSAC Series A Preferred Shares issued at Closing to the Fund or all of the Fund Shareholders;

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(c)       the number of Conversion Shares issuable to the Fund or to each Fund Shareholder thereof, upon automatic conversion of all ASSAC Series A Preferred Shares issued to the Fund or Fund Shareholder, shall be automatically and without any further action determined by multiplying (i) the aggregate number of ASSAC Series A Preferred Shares issued to such Fund or Fund Shareholders, by (ii) the Conversion Ratio, as determined pursuant to Section 2.6(b) above.

For the avoidance of doubt,

(i)       if for example (it being understood by the Parties that the numbers set forth in clauses (i) and (ii) below do not necessarily bear any relationship to the Estimated NAV of the Fund):

(A)       The Estimated NAV of the Fund at December 31, 2009 was $45.3 million, than the Purchase Value of the Fund would be $33.975 million.

(B)       The Fund shall receive at Closing 33,975 ASSAC Series A Preferred Shares, having a total Stated Value of $33,975,000.

(C)       Based on the initial $7.50 per shares Conversion Price, the assumed number of Conversion Shares at the Closing Date would be 4,530,000 ASSAC Ordinary Shares ($33.975 million divided by $7.50) and the assumed Conversion Ratio would be 133.333 ASSAC Ordinary Shares for each of the 33,975 ASSAC Preferred Shares, or 133.333:1.

(D)       If the Appraised NAV based on the NAV Appraisal of the Fund reflects that the Adjusted Purchase Value of the Fund as at December 31, 2009 was, in fact, $35.0 Million, then the Consideration that should have been payable to the Fund or the Fund Shareholders at the Closing is $35,000,000 and not $33,975,000.

(E)       The actual number of Conversion Shares issuable to the Fund or the Fund Shareholders is then automatically adjusted upwards to 4,666,667 ASSAC Ordinary Shares ($35.0 million divided by $7.50), and the adjusted Conversion Ratio applicable to each full ASSAC Series A Preferred Share would be 137.356 ASSAC Ordinary Shares for each of the 33,975 ASSAC Preferred Shares, or 137.356:1 (4,666,667 Conversion Shares divided by 33,975 ASSAC Series A Preferred Shares).

(ii)       if for example:

(A)       The Estimated NAV of the Fund as at December 31, 2009 is $45.3 million, than the Purchase Value of such Fund is $33.975 million.

(B)       The Fund shall, at the Closing, receive 33,975 ASSAC Series A Preferred Shares, having a total Stated Value of $33,975,000.

(C)       Based on the initial $7.50 per shares Conversion Price, the assumed number of Conversion Shares at the Closing Date would be 4,530,000 ASSAC Ordinary Shares ($33.975 million divided by $7.50) and the assumed Conversion Ratio would be 133.333 ASSAC Ordinary Shares for each of the 33,975 ASSAC Preferred Shares, or 133.333:1.

(D)       If the Appraised NAV based on the NAV Appraisal of the Fund reflects that the Adjusted Purchase Value of such Fund as at December 31, 2009 was, in fact, $30.0 Million, then the Consideration that should have been payable to such Fund at the Closing is $30,000,000 and not $33,975,000.  However, because of the minimum Adjusted Purchase Value set forth in this Agreement, there would be no change in the Conversion Shares issuable to the Partners of the Fund commencing on the Conversion Date.

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In either example, the number of ASSAC Series A Preferred Shares always remains fixed but the Conversion Shares and Conversion Ratio change based upon the Adjusted Purchase Value of the Fund.  In addition, the 5% dividend on the ASSAC Series A Preferred Shares will also be payable in additional ASSAC Ordinary Shares at the Conversion Date and will reflect the Adjusted Purchase Price Values based upon the NAV Appraisals. To avoid the issuance of fractional Ordinary Shares, all Conversion Shares issuable pursuant to this Agreement shall be rounded up or down to the nearest whole Ordinary Share.

SECTION 2.8       Delivery of Consideration Certificates.

(a)       On the Closing Date, ASSAC shall deliver to the Investment Manager of the Fund, one (1) share certificate evidencing the aggregate number of ASSAC Series A Preferred Shares issuable to the Fund, registered in the name of the Fund.  Following the Closing, the Investment Manager may either (i) hold such share certificates for the benefit of the Fund Shareholders of the Fund pending the automatic conversion of such Series A Preferred Shares into Conversion Shares as contemplated pursuant to this Article II, or (ii) return such share certificates to ASSAC together with the names and mailing addresses of each of the individual Shareholders of the Fund and the number of ASSAC Series A Preferred Shares allocated to each such Shareholder upon distribution thereof (the “Shareholder List”).  The Board of Directors of ASSAC may (but shall not be obligated to) distribute or direct the distribution of certificates representing the applicable number of ASSAC Series A Preferred Shares to each Shareholder following its receipt of such certificates and Shareholder List.

(b)       Following the Conversion Date, ASSAC shall either deliver physical stock certificates evidencing the Conversion Shares registered in the name of the Fund or Fund Shareholder (as determined by the Investment Manager), or deliver such certificates in electronic format by DTC or other method, all as requested by the Investment Manager of the Fund.

SECTION 2.9       Stillwater Payment.  ASSAC shall pay all consideration payable to Stillwater under the Stillwater Agreement on the Closing Date.

SECTION 2.10    Outstanding Affiliated Obligations.  Except for the obligation to pay not in excess of $1.4 million of accrued management fees or incentive fees as at the Closing Date (which shall be repaid in accordance with Section 5.4 below, by virtue of the Transfer and without any action on the part of any Party, all accounts payable, notes payable or other payment obligations of the Fund to Stillwater or any Affiliate of such Person (collectively, the “Affiliated Obligations”), shall automatically be deemed to be canceled and retired and shall cease to exist. Notwithstanding the foregoing, if Stillwater, in the exercise of its reasonable discretion and upon prior written notice to ASSAC, shall make one or more loans or advances to the Fund, solely for the purpose of protecting assets and collateral in such Fund), Stillwater shall be repaid such loans and advances by such Fund(s) in accordance with the terms thereof and such loans or advances shall not be deemed canceled or retired; provided, that the terms and conditions (including repayment terms) of any of such loans or advances shall have been approved in advance by ASSAC, which approvals shall not be unreasonably withheld.

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ARTICLE III.   CLOSING AND CLOSING DATE

SECTION 3.1       Closing Date.  On or before January 22, 2010 (the “Closing Date”), following the satisfaction or waiver of the conditions set forth in Article VII hereof, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Hodgson Russ LLP, 1540 Broadway, 24th floor, New York, New York, at 9:00 a.m. or at such other place and on such other date as may be mutually agreed by the parties hereto, in which case Closing Date means the date so agreed.  The Closing will be effective as of the close of business on the Closing Date.  The Parties hereto acknowledge and agree that time is of the essence.

SECTION 3.2        Deliveries.  Subject to the conditions set forth in this Agreement, on the Closing Date:

(a)       The ASSAC Parties will deliver to the Stillwater Parties:

(i)         evidence of payment of the Consideration, consisting of the ASSAC Series A Preferred Shares, as evidenced by a copy of the Register of Members of ASSAC recording the issuance of such ASSAC Series A Preferred Shares issued to the Fund or the Fund Shareholders;

(ii)        a certificate of the ASSAC Parties dated the Closing Date stating that the conditions set forth in SECTION 7.1 have been satisfied;

(iii)       the text of the resolutions adopted by the board of directors of ASSAC authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements, certified by an appropriate officer of ASSAC;

(iv)       each Ancillary Agreement to which ASSAC is a party, duly executed by ASSAC;

(v)        all Required Consents, duly executed by all appropriate parties; and

(vi)       all Asset Transfer Instruments under and pursuant to Section 2.1(b) of this Agreement and all Liability Assumption Instruments under and pursuant to Section 2.3(b); and

(vii)      evidence of filing of the ASSAC Series A Preferred Certificate of Designations and Restated ASSAC Articles with the Registrar of Companies in the Cayman Islands;

(viii)     such other certificates, documents and instruments that the Stillwater Parties reasonably request for the purpose of (A) evidencing the accuracy of the ASSAC Parties’ representations and warranties, (B) evidencing the performance and compliance by the ASSAC Parties with the agreements contained in this Agreement, (C) evidencing the satisfaction of any condition referred to in SECTION 7.1 or (D) otherwise facilitating the consummation of the transactions contemplated by this Agreement.

All actions to be taken by the ASSAC Parties in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by this Agreement will be in form and substance reasonably satisfactory to the Stillwater Parties and their counsel.

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(b)       The Stillwater Parties will deliver to ASSAC:

(i)         a certificate of the Stillwater Parties dated the Closing Date stating that the conditions set forth in SECTION 6.2 have been satisfied;

(ii)        the text of the resolutions adopted by the board of directors of each of the Stillwater Parties authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements, certified by an appropriate officer of Stillwater;

(iii)       each Ancillary Agreement to which any Stillwater Party is a party, duly executed by such Stillwater Party;

(iv)       all Required Consents, duly executed by all appropriate parties;

(v)        all Asset Transfer Instruments under and pursuant to Section 2.1(b) of this Agreement and all Liability Assumption Instruments under and pursuant to Section 2.3(b); and

(vi)       such other certificates, documents and instruments that the ASSAC Parties reasonably request for the purpose of (1) evidencing the accuracy of the Stillwater Parties’ representations and warranties, (2) evidencing the performance and compliance by the Stillwater Parties with the agreements contained in this Agreement, (3) evidencing the satisfaction of any condition referred to in SECTION 6.2 or (4) otherwise facilitating the consummation of the transactions contemplated by this Agreement.

All actions to be taken by each of the Stillwater Parties in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by this Agreement will be in form and substance reasonably satisfactory to ASSAC and its counsel.

(c)       Simultaneous Deliveries.  All items delivered by the Parties at the Closing will be deemed to have been delivered simultaneously, and no items will be deemed delivered or waived until all have been delivered.

(d)       Non-Consenting Fund Assets.       The Parties hereto acknowledge and understand that the Stillwater Parties will be unable to Transfer the Non-Consenting Fund Assets (as defined below) without first obtaining consent from the Persons having issued such Non-Consenting Fund Assets (the "Issuers"). Accordingly, notwithstanding anything to the contrary herein, in the event the Stillwater Parties are prior to the Closing unable, after using commercially reasonable efforts, to so obtain the requisite consents from the Issuers, the Buyer shall instead purchase from the Fund, and the Fund shall issue, participation interests in such Non-Consenting Assets so that upon Closing, the transactions shall as closely as possible approximate the Transfer of the Acquired Assets in accordance with the remainder of this Agreement. "Non-Consenting Fund Assets" means those shares of capital stock, limited partnership interests, limited liability company interests or other equity interests owned by the Fund, which may not be Transferred without prior approval of the Issuer(s) in accordance with the formation or organizational documents thereof or pursuant to agreement by the Stillwater Parties and such Person(s).

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ARTICLE IV.     REPRESENTATIONS AND WARRANTIES OF THE ASSAC PARTIES

Each of the ASSAC Parties, jointly and severally, represents and warrants to the Stillwater Parties that as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

SECTION 4.1       Incorporation; Power and Authority.  ASSAC is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.  The Buyer is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.  Each of the ASSAC Parties has (a) the corporate power and authority to own and operate its business as presently conducted and (b) all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.

SECTION 4.2       Valid and Binding Agreements.

(a)       The execution, delivery and performance by each of the ASSAC Parties of this Agreement and the Ancillary Agreements to which it will become a party have been duly and validly authorized by all necessary corporate or equivalent action.  This Agreement has been duly executed and delivered by each of the ASSAC Parties and constitutes the valid and binding obligation of each of the ASSAC Parties, enforceable against each of them in accordance with its terms, subject to the Remedies Exception.  Each Ancillary Agreement to which an ASSAC Party will become a party, when executed and delivered by or on behalf of ASSAC, will constitute the valid and binding obligation of such ASSAC Parties, enforceable against ASSAC in accordance with its terms, subject to the Remedies Exception.

(b)       The Buyer has been formed solely for the purpose of entering into this Agreement, the Ancillary Agreements to which it will become a party and consummating the transactions contemplated by this Agreement, including the Transfer.  Except for the foregoing, the Buyer has no assets or liabilities and has conducted no business and will conduct no business prior to the Closing Date.

SECTION 4.3       SEC Filings.

(a)       ASSAC is a “foreign private issuer” (as such term is defined in Rule 3b-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and has timely filed and is current in its filing of all periodic and other reports, schedules, statements and other documents (collectively, the “SEC Reports”) it is required to file with the Securities and Exchange Commission (“SEC”) under the Exchange Act.   To its Knowledge, none of the SEC Reports filed by ASSAC are currently being reviewed by the SEC and ASSAC has not received any letter of comments from the SEC that it has not, as yet, fully responded to.

(b)       Each of the SEC Reports was prepared and complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, and any other Law applicable to the SEC Reports as in effect at the time it was filed or furnished (or, in the case of any registration statement or proxy statement, on the date of effectiveness or the date of mailing, respectively, and in the case of any SEC Report amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filings).  As of their respective dated of filing, effectiveness or mailing, as applicable (or, if amended or supplemented, as of the dates of such amendments or supplements) the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

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(c)            ASSAC has been and is in compliance with the applicable listing, corporate governance and other applicable rules and regulations of the American Stock Exchange, Inc.

(d)            ASSAC has established and maintains disclosure controls and procedures required by Exchange Act Rules 13a-14 and 15d-14.  Such disclosure controls and procedures are adequate and effective to ensure that information required to be disclosed by ASSAC is recorded and reported on a timely basis to its chief executive officer and chief financial officer by others within those entities.

(d)            Each of the consolidated financial statements of ASSAC contained in the SEC Reports (the “ASSAC Financial Statements”), together with the related schedules and notes thereto, complied as to form in all material respects, as of the date of filing with the SEC, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly presents, in all material respects, the financial position of ASSAC as of the dates indicated and the statement of operations and stockholders’ equity and cash flows of ASSAC for the periods then ended.  The ASSAC Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except, in the case of unaudited quarterly financial statements, subject to normal year-end adjustments consistent with GAAP).

(e)            The ASSAC Ordinary Shares are registered pursuant to Section 12(g) of the Exchange Act and no action has been taken or, to the Knowledge of the ASSAC Parties, is contemplated, and no proceeding is pending or has been threatened in writing that would result in the suspension, cancellation or termination of such registration.

SECTION 4.4       No Breach; Consents.  The execution, delivery and performance by the ASSAC Parties of this Agreement and the Ancillary Agreements to which either or both of the ASSAC Parties will become a party will not (a) contravene any provision of the Organizational Documents, if any, of the ASSAC Parties or the Registration Statement on Form S-1 (Registration No. 333-145163) declared effective by the SEC on January 16, 2008 (the “Registration Statement”) or the definitive prospectus included therein; (b) violate or conflict with any Law, Governmental Order Governmental Authorization or the rules and regulations of the American Stock Exchange; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent, including any Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against the ASSAC Parties or any Governmental Authorization that is held by the ASSAC Parties; (d) require any Governmental Authorization; (e) give any Governmental Entity or other Person the right to challenge any of the contemplated transactions or to exercise any remedy or obtain any relief under any Law, Governmental Order or Governmental Authorization; (f) cause the Stillwater Parties to become subject to, or to become liable for the payment of, any Tax; or (g) result on the creation or imposition of any Encumbrance.

SECTION 4.5       ASSAC Shareholder Approvals.  ASSAC shall use commercially reasonable efforts to obtain all Required Consents and the ASSAC Shareholder Approval required pursuant to this Agreement.

SECTION 4.6       Brokerage.  Except as set forth on Schedule 4.6 hereto, none of the ASSAC Parties is required to pay any finders fee or other brokerage commissions in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

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SECTION 4.7       Capitalization.  ASSAC is duly authorized to issue the ASSAC Ordinary Shares and the ASSAC Preferred Shares pursuant to its Organizational Documents.  As at September 30, 2009, (a) an aggregate of 14,000,000 Ordinary Shares were issued and outstanding, (b) no Preferred Shares were issued and outstanding, and (c) warrants to issue an aggregate of 18,000,000 Ordinary Shares, at exercise prices of $7.50 per share (of which warrants to issue 5,725,000 Ordinary Shares have “cashless exercise” provisions) were issued and outstanding.   Since September 30, 2009, ASSAC sold and issued the ASSAC Executive Shares and has not issued or sold any other security.

SECTION 4.8       Board of Directors Authorization.  The board of directors of ASSAC has duly authorized the issuance of the ASSAC Series A Preferred Shares and Conversion Shares pursuant to this Agreement and the Additional Acquisition Agreements, subject at all times to ASSAC obtaining the ASSAC Shareholder Approval required hereby.

SECTION 4.9       No Material Adverse Changes.  Since September 30, 2009 there has not been:

(a)           any material adverse change in the financial position of ASSAC, except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of ASSAC;

(b)            any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of ASSAC whether or not covered by insurance;

(c)            any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the capital stock of ASSAC;

(d)            any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by ASSAC of any of its properties or assets; or

(e)            any adoption of a pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

SECTION 4.10     Taxes.  ASSAC timely filed, or has caused to be timely filed on its behalf, all applicable tax returns required to be filed by it, and all such tax returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed tax returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on ASSAC.  All Taxes shown to be due on such tax returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on ASSAC.

SECTION 4.11      Compliance with Laws.  ASSAC has complied with all requirements of Law applicable to it or its business which, if not complied with, would have a Material Adverse Effect on ASSAC.

SECTION 4.12      No Breach.  The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not:

(a)             violate any provision of the Organizational Documents of ASSAC;

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(b)            violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any Contract to which ASSAC is a party or by or to which it or any of its assets or properties may be bound or subject or result in the creation of any Encumbrance (other than Permitted Encumbrances) on the assets or properties of ASSAC; or

(c)            violate any requirements of Law against, or binding upon,  ASSAC or upon the properties or business of  ASSAC or applicable to the transactions contemplated herein.

SECTION 4.13     Actions and Proceedings.   Except as set forth in the SEC Reports, ASSAC is not a party to any pending litigation or, to its Knowledge, any governmental investigation or proceeding not reflected in the ASSAC Financial Statements, and to the Knowledge of ASSAC, no material litigation, claims, assessments or non-governmental proceedings is threatened against it.

SECTION 4.14     Material Contracts.  This Agreement, the Additional Acquisition Agreements, the Ancillary Agreements, the exhibits filed with the Registration Statement (the original filing and all amendments thereto) and with the SEC Reports include all material Contracts to which ASSAC is currently a party (collectively, the “ASSAC Contracts”).  Each such ASSAC Contract: (a) is a valid and binding agreement, (b) is in full force and effect, and (c) neither ASSAC nor, to the Knowledge of ASSAC, any other party thereto is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Contract would have a Material Adverse Effect on ASSAC or its assets and properties. ASSAC has not assigned, delegated, or otherwise transferred any of their rights or obligations with respect to any such ASSAC Contracts, or granted any power of attorney with respect thereto. ASSAC has given or otherwise made available to Stillwater a true and correct fully executed copy of each material ASSAC Contract.

SECTION 4.15     Affiliated Transactions.  Except as set forth in the ASSAC Contracts or disclosed in the Registration Statement or SEC Reports, there does not exist any transaction between ASSAC or any officer, director, shareholder or other Affiliate of ASSAC.

SECTION 4.16      Trust Account.  ASSAC currently maintains the sum of $115.0 Million in the Trust Account.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF THE STILLWATER PARTIES

Each of the Stillwater Parties jointly and severally represents and warrants to the ASSAC Parties that as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

SECTION 5.1       Incorporation; Power and Authority.  Stillwater is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York, with all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.  Each Fund is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, with all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.

SECTION 5.2        Valid and Binding Agreement.

(a)            The execution, delivery and performance by each of the Stillwater Parties of this Agreement and the Ancillary Agreements to which it will become a party have been duly and validly authorized by all necessary corporate or company action, as applicable.

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(b)           This Agreement has been duly executed and delivered by each of the Stillwater Parties and constitutes the valid and binding obligation of each of the Stillwater Parties, enforceable against them in accordance with its terms, subject to the Remedies Exception.  Each Ancillary Agreement to which any one or more of the Stillwater Parties will become a party, when executed and delivered by such entities, will constitute the valid and binding obligation of such entities, enforceable against them in accordance with its terms, subject to the Remedies Exception.

SECTION 5.3       No Breach; Consents.  The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party by each of the Stillwater Parties will not (a) to the extent applicable, contravene any provision of the Organizational Documents of such entities; (b) violate or conflict with any Law, Governmental Order or Governmental Authority; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate); (d), except for the Stillwater Partner Consents, require a Consent, including any Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against any of the Stillwater Parties; or (e) require any Governmental Authorization.

SECTION 5.4        Financial Statements, Books and Records.

(a)           Schedule 5.4 consists of (i) the audited financial statements (balance sheet, income statement, statements of cash flows and owners equity and notes thereto) of the Fund as of December 31, 2006 and December 31, 2007 and for the fiscal year then ended (the “2006 and 2007 Financial Statements”), (ii) the unaudited financial statements (balance sheet, income statement, statements of cash flows and owners equity and notes thereto) of the Fund as of December 31, 2008 and for the fiscal year then ended (the “2008 Financial Statements”), and (iii) the unaudited combined balance sheet and statement of income of the Fund for the comparative fiscal quarters ended September 30, 2009 and September 30, 2008 (the “Interim Financial Statements” and with the 2006 and 2007 Financial Statements and the 2008 Financial Statements, collectively, the “Financial Statements”); and in each case (other than the 2009 Financial Statements) all underlying information has been submitted to an accounting firm (the “Stillwater Accountants”) that is certified by the Public Company Accounting Oversight Board (“PCAOB”).

(b)           On or before June 30, 2010, the Stillwater Parties will have delivered to ASSAC the audit of the 2008 Financial Statements accompanied by the unqualified audit opinion of the Stillwater Accountants.

(c)           On or before January 15, 2010, the Stillwater Parties will have delivered to ASSAC a letter from the Stillwater Accountants (the “Accountants Letter”), to the effect that the audited financial statements (balance sheet, income statement, statements of cash flows and owners equity and notes thereto) of the Fund as of December 31, 2009 and the fiscal year then ended (the “2009 Financial Statements”) can be audited by such Stillwater Accountants, and that, subject to the qualifications contained in the Accountants Letter and the timely receipt of the NAV Appraisals, such audit can be completed by March 31, 2010.  In addition, the Stillwater Parties have issued to the Stillwater Accountants a direction to complete the audit of the aforesaid 2009 Financial Statements.

(d)           The Financial Statements fairly represent the financial position of the Fund as at such dates and the results of their operations for the periods then ended.  The Financial Statements were prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis with prior periods except as otherwise stated therein.

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(e)           All accounts, books and ledgers of the Fund have been properly and accurately kept and completed in all material respects on a basis consistent with those of preceding accounting periods, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.  The books and records fairly and correctly set out and disclose, in all material respects, the current financial position and condition of the Fund. All financial transactions involving the Fund have been accurately recorded in the books and records and all such transactions represent actual, bona fide transactions.

(f)           As at September 30, 2009, to the Knowledge of the Stillwater Parties, the Estimated NAV of the Fund was approximately $45.3 million. The Investment Manager anticipates that as at December 31, 2009, the Estimated NAV of the Fund will be approximately $45.3 million.

SECTION 5.5        The Acquired Assets; Subsidiaries.

(a)           The Acquired Assets being Transferred to the Buyer by the Fund represent all, and not less than all, of the Acquired Assets owned, leased or otherwise by such Fund.

(b)           Except as reflected in Schedule 5.5 hereto or with respect to holding companies wholly-owned by the Fund used to hold assets of the Fund and for no other business purpose, the Fund  does not have any Subsidiaries and, except for the Acquired Assets, does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise and does not control, directly or indirectly, any other Person.

SECTION 5.6        No Material Adverse Changes.  Except as otherwise described on Schedule 5.5 hereto, since the date of the most recent Financial Statements, there has not been:

(a)           any material adverse change in the financial position of the Fund, except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of the Fund;

(b)           any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Fund whether or not covered by insurance;

(c)           any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the equity of any of the Fund;

(d)           any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by any of the Fund or any of its properties or assets; or

(e)           any adoption of a pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

SECTION 5.7       Taxes.  Each of the Stillwater Parties has timely filed, or has caused to be timely filed on its behalf, all applicable Tax returns required to be filed by it, and all such Tax returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on such Stillwater Party.  All Taxes shown to be due on such Tax returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on any of the Stillwater Parties.

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SECTION 5.8     Compliance with Laws.  Each of the Stillwater Parties has complied with all requirements of Law applicable to it or its business which, if not complied with, would have a Material Adverse Effect on the Stillwater Parties.

SECTION 5.9        No Breach.  The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not:

(a)            violate any provision of the Organizational Documents of any of the Stillwater Parties;

(b)            violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any Contract to which the Stillwater Parties are a party or by or to which they or any of their assets or properties may be bound or subject or result in the creation of any Encumbrance (other than Permitted Encumbrances) on the assets or properties of the Stillwater Parties; or

(c)            violate any requirements of Law against, or binding upon,  the Stillwater Parties or upon the properties or business of  the Stillwater Parties or applicable to the transactions contemplated herein.

SECTION 5.10     Actions and Proceedings.  Except as set forth on Schedule 5.10, the Fund is not a party to any material pending litigation or, to the Knowledge of the Stillwater Parties, any governmental investigation or proceeding not reflected in the Financial Statements, and to the Knowledge of the Stillwater Parties, no material litigation, claims, assessments or non-governmental proceedings is threatened against the Fund.

SECTION 5.11     Agreements.  Schedule 5.11 sets forth each material Contract to which the Fund is a party or by or to which it or its assets, properties or business are bound or subject. Each such Contract: (a) is a valid and binding agreement, (b) is in full force and effect, and (c) neither the Stillwater Parties nor, to the Knowledge of the Stillwater Parties, any other party thereto is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Contract. The Stillwater Parties have not assigned, delegated, or otherwise transferred any of their rights or obligations with respect to any such Contracts, or granted any power of attorney with respect thereto. The Stillwater Parties have given or otherwise made available a true and correct fully executed copy of each material Contract to ASSAC.

SECTION 5.12     Redemption Claims.  Schedule 5.12 sets forth the names of each Fund Shareholder or former Fund Shareholder (as the case may be) who is owed amounts under outstanding Redemption Claims, (ii) the amount of each such Redemption Claim, and (iii) whether such Redemption Claim can be satisfied by the payment of consideration other than cash.  Except as set forth on Schedule 5.12, to the Knowledge of the Stillwater Parties no other Redemption Claims are pending.

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SECTION 5.13     Intellectual Property.  Each of the Stillwater Parties has or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (the “Intellectual Property Rights”) that are necessary or material for use in connection with its businesses and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on the Stillwater Parties.  To the Knowledge of the Stillwater Parties, none of the Stillwater Parties have received a written notice that such Intellectual Property Rights used by it violates or infringes upon the rights of any Person. To the Knowledge of the Stillwater Parties, (a) all such Intellectual Property Rights are enforceable and (b) there is no existing infringement by another Person of any of such Intellectual Property Rights.

SECTION 5.14     Tangible Acquired Assets.  Each of the Stillwater Parties has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by  the Stillwater Parties, any related capitalized items or other tangible property material to the business of the Stillwater Parties (the “Tangible Acquired Assets”).   Each of the Stillwater Parties holds all right, title and interest in all the Tangible Acquired Assets owned by it as set forth on the Financial Statements or acquired by it after the date of the Financial Statements free and clear of all Encumbrances, except Permitted Encumbrances.  All of the Tangible Acquired Assets are in good operating condition and repair and are usable in the ordinary course of business of the Stillwater Parties.

SECTION 5.15      Liabilities.  The Fund does not have any material Liabilities which are not fully, fairly and adequately reflected on the Financial Statements or in the Liability Assumption Instruments.

SECTION 5.16      Operations of  the Fund.  From September 30, 2009 through the Closing Date, except as disclosed on Schedule 5.16 or the Financial Statements, the Fund does not and will not have:

(a)            except for Redemption Claims, declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its membership interests;

(b)            except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(c)            disposed of any assets except in the ordinary course of business;

(d)            materially increased the annual level of compensation of any executive or other employee; or

(e)            issued any equity securities or rights to acquire such equity securities.

SECTION 5.17     Permits.  The Fund has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted (the “Permits”); all such Permits are in full force and effect and, to the Knowledge of the Stillwater Parties, no suspension or cancellation of any such Permit is threatened or will result from the consummation of the transactions contemplated by this Agreement and the other Ancillary Agreements or the transactions contemplated hereby and thereby.

SECTION 5.18      Brokers or Finders.  Other than as described in the Stillwater Agreement, broker’s or finder’s fee will be payable by the Stillwater Parties in connection with the transactions contemplated by this Agreement.

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SECTION 5.19     Securities Law Matters.  The ASSAC Series A Preferred Shares and any Conversion Shares (collectively, the “ASSAC Securities”) to be acquired by any of the Stillwater Parties, or by the Fund Shareholders, are being acquired for the account of such Persons with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the registration requirements of the Securities Act and applicable state securities laws.  Until registered for resale under the Securities Act, if any recipient of the ASSAC Securities who is a signatory to this Agreement should in the future decide to dispose of any of such ASSAC Securities, such Person may do so only in compliance with the registration requirements of the Securities Act and applicable state securities laws, as then in effect.  Each of the Stillwater Parties agrees that all certificates evidencing ASSAC Securities to be issued in connection with this Agreement and other transactions contemplated hereby shall contain the imprinting, so long as required by law, of a legend on certificates representing such ASSAC Securities to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED JANUARY _____, 2010.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF ASIA SPECIAL SITUATION ACQUISITION CORP. AND ASIA SPECIAL SITUATION ACQUISITION CORP. WILL FURNISH COPIES OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.”

ARTICLE VI.  POST-CLOSING COVENANTS

SECTION 6.1       Contribution to Capital.  On the Closing Date, and immediately following consummation of the Transfers of the Acquired Assets and Liabilities contemplated by this Agreement and its acquisition of Northstar pursuant to the Northstar Merger Agreement, ASSAC shall contribute all, and not less than all, of the capital stock of the Buyer owned of record by ASSAC to the capital of either or both of the following Persons, as determined by ASSAC in the exercise of its sole discretion: (a) Northstar Re Bermuda and/or Northstar Re Ireland (both Subsidiaries of Northstar), or (b) Allied Provident.

SECTION 6.2        Boards of Directors of ASSAC.

(a)            From and after the Closing Date, ASSAC shall use its best efforts to cause to be elected to the Board of Directors of ASSAC, and by their execution of this Agreement, each of (i) the Stillwater Parties, (ii) Noble Investment Fund Limited, and (iii) Allius Ltd. and their Affiliates agree to vote all of the ASSAC Ordinary Shares and all ASSAC Series A Preferred Shares, as applicable, owned of record by them at each general shareholders meeting of ASSAC in favor of the election to the Board of Directors of ASSAC of one (1) Person designated by Stillwater (the “Stillwater Designee”) and not less than five (5) other Persons who shall be designated by the members of the ASSAC Board of Directors (the “ASSAC Designees”).  The ASSAC Designees to the Board of Directors of ASSAC shall be set forth in the ASSAC Proxy Statement.  All of Richard Rudy, Jack Doueck and the Stillwater Designee (if other than either of the aforementioned Persons) shall be included under ASSAC’s officer/director liability policy in effect from time to time, commencing on the Closing Date.

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(b)           ASSAC and Stillwater each covenant and agree to cause the Buyer to be managed by the Investment Manager.  From and after the Closing Date and for a period through and including March 31, 2013, Stillwater shall establish a three (3) Person investment committee, in accordance with the terms of the Management Agreement.

SECTION 6.3      Registration of Conversion Shares.  Following the Closing Date, ASSAC shall use its commercially reasonable efforts to cause the Registration Statement (as that term is defined in the Registration Rights Agreement) to be declared effective by the Securities and Exchange Commission and shall otherwise comply with all of its covenants and agreements contained in the Registration Rights Agreement.

SECTION 6.4      Payment of Affiliated Obligations.  As at the Closing Date, the aggregate amount of all Affiliated Obligations owed by the Fund and assumed by the Buyer shall not exceed $1.4 million.  Following the Closing Date, the Buyer shall commence to repay such Affiliated Obligations only after all Redemption Claims as at the Closing Date shall have been paid in full or otherwise satisfied, and then in accordance with the applicable provisions of the Management Agreement.

SECTION 6.5       Change of Name.    As soon as practicable following the Closing Date, the Buyer shall change its corporate name to “Stillwater Market Neutral Holdings Ltd.” or such other name as shall be acceptable to ASSAC and Stillwater.

SECTION 6.6        Voting of ASSAC Exchange Shares.

(a)           From and after the Closing Date and until such the ASSAC Series A Preferred Shares are converted into Ordinary Shares in accordance with the ASSAC Restated Articles, each of the Stillwater Parties, with respect to the ASSAC Series A Preferred Shares owned by them, do hereby jointly and severally covenant and agree as a voting shareholder of ASSAC to:

(i)            vote all such ASSAC Series A Preferred Shares then owned of record by each such Person(s) at each ordinary and extraordinary meeting of shareholders of ASSAC held prior to December 31, 2010, in connection with any transaction or proposal requiring approval of ASSAC shareholders, in favor of any such transaction or proposal recommended to the ASSAC shareholders of a majority of the members of the board of directors of ASSAC; and/or

(ii)           on or prior to December 31, 2010, execute written consents requested by the board of directors of ASSAC, in connection with any transaction or proposal that requires approval of ASSAC shareholders holding a majority or greater than a majority of the ASSAC shares entitled to vote, that have the effect of casting all votes then available with respect to such ASSAC Series A Preferred Shares in favor of any such transaction or proposal recommended to the ASSAC shareholders of a majority of the members of the board of directors of ASSAC.

(b)           Notwithstanding the foregoing, in no event shall the Stillwater Parties be required to vote in accordance with the provisions of Section 6.6(a) above, if and to the extent that any such proposal relates to (i) the issuance of any “Senior Security,” or to the amendment to or modification of any “Junior Security” or “Pari Passu Security” (as such terms are defined in the ASSAC Restated Articles, and in all such cases, a “New Equity Security”), if any such issuance, amendment or modification of such New Equity Security would result in the same being a Senior Security to the Series A Preferred Shares, or (ii) any other proposal that has the effect or could reasonably be expected to have the effect of adversely affecting the rights, privileges or designations of the ASSAC Series A Preferred Shares.

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SECTION 6.7        Rescission.    All or certain of the transactions contemplated by this Agreement may be rescinded prior to the Conversion Date, all as contemplated by the ASSAC Restated Articles or the ASSAC Series Preferred Certificate of Designations.

ARTICLE VII.  CONDITIONS TO CLOSING

SECTION 7.1       Conditions to Stillwater Parties’ Obligations.  The obligation of the Stillwater Parties to take the actions required to be taken by them at the Closing is subject to the satisfaction or waiver, in whole or in part, in their sole discretion, of each of the following conditions at or prior to the Closing:

(a)             The representations and warranties of the ASSAC Parties set forth in Article IV will be true and correct as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement in such representations and warranties (without taking into account any supplemental disclosures after the date of this Agreement by the ASSAC Parties or the discovery of information by the Stillwater Parties;

(b)             Each of the ASSAC Parties will have performed and complied with each of their agreements contained in this Agreement that can be performed and complied with at or prior to the Closing;

(c)             Each Required Consent required to be obtained by ASSAC will have been obtained and be in full force and effect and such actions as the Stillwater Parties’ counsel may reasonably require will have been taken in connection therewith;

(d)             All of the requisite ASSAC Shareholder Approvals shall have been obtained a the ASSAC Shareholders Meeting;

(e)             Holders of greater than 34.99% of the outstanding ASSAC publicly traded Ordinary Shares have not voted against the Transfers and other transactions contemplated by this Agreement and advised ASSAC of their desire to redeem their investment;

(f)              Pursuant to the terms and conditions of all or certain of the Additional Acquisition Agreements, ASSAC shall have consummated the acquisition of the Fund and/or the Additional Stillwater Funds that shall have an aggregate Net Asset Value of not less than $100.0 million;

(g)             ASSAC shall have consummated the acquisition of either or both of the Amalphis Exchange Shares and/or all of the equity of Northstar pursuant to the terms and conditions of either or both of the Amalphis Purchase Agreement and/or the Northstar Merger Agreement, respectively;

(h)             The Stillwater Parties will have received evidence reasonably satisfactory to them that no Litigation is pending or threatened (i) challenging or seeking to prevent or delay consummation of any of the transactions contemplated by this Agreement, or (ii) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement, any of the Ancillary Agreements or the relevant Additional Acquisition Agreements;

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(i)               The ASSAC Parties shall have executed and delivered all of the Ancillary Agreements to which it is a Party; and

(j)              No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would reasonably be expected to result, directly or indirectly, in any Material Adverse Effect with respect to the ASSAC Parties.

SECTION 7.2     Conditions to ASSAC Parties’ Obligations.  The obligation of the ASSAC Parties to take the actions required to be taken by them at the Closing is subject to the satisfaction or waiver, in whole or in part, in the sole discretion of the ASSAC Parties, of each of the following conditions at or prior to the Closing:

(a)           The representations and warranties of the Stillwater Parties set forth in Article V will be true and correct in all material respects as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement in such representations and warranties;

(b)           Each of the Stillwater Parties will have performed and complied with each of their agreements contained in this Agreement;

(c)           Each Required Consent required to be obtained by the Stillwater Parties will have been obtained and be in full force and effect and such actions as the ASSAC Parties’ counsel may reasonably require will have been taken in connection therewith;

(d)           The aggregate Estimated NAV of all Distributed Assets that the Investment Manager shall agree to distribute to Fund Shareholders in lieu of the ASSAC Series A Preferred Shares payable hereunder, shall not exceed $10.0 million in the aggregate;

(e)           All of the requisite ASSAC Shareholder Approvals shall have been obtained a the ASSAC Shareholders Meeting;

(f)           Holders of greater than 34.99% of the outstanding ASSAC publicly traded Ordinary Shares have not voted against the Transfers and other transactions contemplated by this Agreement and advised ASSAC of their desire to redeem their investment;

(g)           Pursuant to the terms and conditions of all or certain of the Additional Acquisition Agreements, ASSAC shall have consummated the acquisition of such of the Fund and/or the Additional Stillwater Fund that shall have an aggregate Net Asset Value of not less than $100.0 million;

(h)           ASSAC shall have consummated the acquisition of either or both of the Amalphis Exchange Shares and/or all of the equity of Northstar pursuant to the terms and conditions of either or both of the Amalphis Purchase Agreement and/or the Northstar Merger Agreement, respectively;

(i)            ASSAC will have received evidence reasonably satisfactory to it that no Litigation is pending or threatened (i) challenging or seeking to prevent or delay consummation of any of the transactions contemplated by this Agreement, or (ii) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement, any of the Ancillary Agreements or any Additional Acquisition Agreements;

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(j)            The applicable Stillwater Parties shall have executed and delivered all of the Ancillary Agreements to which it or they is a Party; and

(i)           No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would reasonably be expected to result, directly or indirectly, in any Material Adverse Effect with respect to the Stillwater Parties.

SECTION 7.3       Waiver of Fund Acquisition(s).  Notwithstanding anything to the contrary, express or implied, set forth above in this Article VII or elsewhere in this Agreement, in the event and to the extent that the Fund is a Non-Performing Fund, ASSAC may nonetheless consummate the transaction contemplated hereby with respect to the acquisition of the Acquired Assets and Liabilities of the other Additional Stillwater Funds, in which event ASSAC shall not acquire the Acquired Assets or Liabilities of the Non-Performing Fund.

ARTICLE VIII.  TERMINATION

SECTION 8.1          Termination.  This Agreement may be terminated prior to the Closing:

(a)            by the mutual written consent of ASSAC and Stillwater on behalf of all Parties;

(b)           by ASSAC, on behalf of all ASSAC Parties, if:

  (i)           any of the Stillwater Parties has or will have breached any representation, warranty or agreement contained in this Agreement in any material respect;

  (ii)          the transactions contemplated by this Agreement will not have been consummated on or before January 23, 2010 (the “Outside Date”); or

  (iii)         any of the conditions set forth in SECTION 7.2 will have become impossible to satisfy and not otherwise waived;

(c)           by Stillwater, on behalf of all Stillwater Parties, if:

  (i)           any of the ASSAC Parties has or will have breached any representation, warranty or agreement contained in this Agreement in any material respect;

  (ii)          the transactions contemplated by this Agreement will not have been consummated on or before the Outside Date; or

  (iii)         any of the conditions set forth in SECTION 7.1 will have become impossible to satisfy and not otherwise waived.

SECTION 8.2       Effect of Termination.  The right of termination under Section 8.1 is in addition to any other rights the parties may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies and will not preclude an action for breach of this Agreement.  If this Agreement is terminated, all continuing obligations of the Parties under this Agreement will terminate except that Section 8.3 and Article IX will survive indefinitely unless sooner terminated or modified by the parties in writing.

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SECTION 8.3       Trust Fund.  Notwithstanding anything to the contrary express or implied contained in this Article VIII or elsewhere in this Agreement, none of the Stillwater Parties nor any of their respective Affiliates shall have any lien, security interest, claim against or any other right to (a) any of the maximum $115.0 million principal amount of the proceeds held in that certain trust administered and maintained by Continental Stock Transfer & Trust Company, as trustee (and any successor trust or substitute arrangement) for the benefit of the public shareholders of ASSAC (the “Trust”), or (b) any interest earned on such maximum $115.0 million principal amount of proceeds held in the Trust.  Each of the Stillwater Parties and their Affiliates, do hereby expressly waive and relinquish any claim or other rights to the Trust, its corpus or any interest earned thereon.

ARTICLE IX.  GENERAL

SECTION 9.1       Expenses.  Except as may be set forth in the Stillwater Agreement, each Party shall pay all expenses incurred by such party in connection with the transactions contemplated by this Agreement, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement (whether the transactions contemplated by this Agreement are consummated or not); provided, however, that upon consummation of the transactions contemplated by this Agreement, ASSAC shall pay all transactions costs and expenses incurred by the Stillwater Parties hereunder, or reimburse Stillwater (as the case may be) for any such expenses previously paid.

SECTION 9.2       Amendment and Waiver.  This Agreement may not be amended, a provision of this Agreement or any default, misrepresentation or breach of warranty or agreement under this Agreement may not be waived, and a consent may not be rendered, except in a writing executed by the party against which such action is sought to be enforced.  Neither the failure nor any delay by any Person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  In addition, no course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.

SECTION 9.3       Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five business days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device).  Notices, demands and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

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If to Stillwater Parties:

Stillwater Capital Partners, Inc.
41 Madison Avenue
New York, New York 10010
Attn: Richard Rudy and Jack Doueck
Facsimile No.(212) 244-9506
Email: rrudy@stillwatercapital.com

With a copy to:

Herrick, Feinstein LLP
2 Park Avenue
New York, NY 10016
Attn: Irwin Latner, Esq.
Fax: (212) 545-3356
Email:ilatner@herrick.com

If to the ASSAC Parties:

Asia Special Situation Acquisition Corp.
c/o M&C Corporate Services Limited
P.O. Box 309GT, Ugland House
South Church Street
George Town, Grand Cayman
Attn: Gary T. Hirst, President
Email: assac@domaincontact.net

With a copy to:

Hodgson Russ LLP
1540 Broadway,
24th floor
New York, New York 10036
Attn: Stephen A. Weiss, Esq.
Facsimile No. (212) 751-0928
Email: sweiss@hodgsonruss.com

SECTION 9.4       Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement.  Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

SECTION 9.5       Complete Agreement.  This Agreement and, when executed and delivered, the Ancillary Agreements contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral.

SECTION 9.6       Signatures; Counterparts.  This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.  A facsimile signature will be considered an original signature.

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SECTION 9.7      Governing Law.  THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

SECTION 9.8       Jurisdiction.  Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect to any such action or proceeding.  Each party appoints CT Corporation System (the “Process Agent”) as its agent to receive on its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding.  Any party may make service on any other party by sending or delivering a copy of the process (i) to the party to be served or (ii) to the party to be served in care of the Process Agent at an address to be supplied by it.  The parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.  Nothing in this Section 9.8 will affect the right of any party to serve legal process in any other manner permitted by law or in equity

SECTION 9.9      Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.9

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SECTION 9.10     Construction.  The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement.  In addition, each of the parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  The parties intend that each representation, warranty and agreement contained in this Agreement will have independent significance.  If any party has breached any representation, warranty or agreement in any respect, the fact that there exists another representation, warranty or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or agreement.  Any reference to any Law will be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The headings preceding the text of articles and sections included in this Agreement and the headings to the schedules and exhibits are for convenience only and are not be deemed part of this Agreement or given effect in interpreting this Agreement.  References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to or attached to this Agreement, unless otherwise specified.  The word “including” means “including without limitation.”  A statement that an action has not occurred in the past means that it is also not presently occurring.  When any party may take any permissive action, including the granting of a consent, the waiver of any provision of this Agreement or otherwise, whether to take such action is in its sole and absolute discretion.  The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement.  A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the item has been delivered

SECTION 9.11    Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[The balance of this page intentionally left blank – signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first above written.

ASSAC SPECIAL SITUATION ACQUISITION CORP.	STILLWATER MARKET NEUTRAL FUND LTD.

By:	By:
Name: Gary T. Hirst	Name: _________________,
Title: President	Title: President

STILLWATER MN HOLDINGS LTD. (a Cayman Islands exempted company)	STILLWATER MARKET NEUTRAL FUND LTD. II

By:	By:
Name: Gary. T. Hirst	Name: _________________,
Title: Authorized Signatory	Title: President

STILLWATER CAPITAL PARTNERS, INC.

By:
Name: Jack Doueck
Title: Principal

ACCEPTED and Agreed to solely with respect to Section 6.2(a) above:

NOBLE INVESTMENT FUND LIMITED by: Pure Glow Investments LLC

By:
Arie Jan van Roon, Manager

ALLIUS LTD.

By:
Dr. Gary T. Hirst, Manager

Directors of Stillwater Market Neutral Fund Ltd.	Directors of Stillwater Market
Neutral Fund Ltd. II

Name:____________________	Name:____________________
Title: Director	Title: Director

Name:_______________________	Name:_______________________
Title: Director	Title: Director

Name:_______________________	Name:_______________________
Title: Director	Title: Director

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SCHEDULE A

NAV Valuation Methods

Net Asset Value is generally equal to the amount by which the value of the assets of the applicable Person exceeds the amount of its liabilities.  Net Asset Value determinations are made by the Appraiser or Auditor (the “Asset Appraiser”) in accordance with U.S. generally accepted accounting principles and in accordance with the following criteria:

                        (a)         No value will be assigned to goodwill;

                        (b)       All accrued debts and liabilities will be treated as liabilities, including but not limited to, estimated expenses for accounting, legal, administrative and other operating expenses (including all fees payable under the Management Agreement) and such reserves for contingent liabilities of the applicable Person, including estimated expenses, if any, in connection therewith, as the Asset Appraiser shall determine;

                        (c)       Loans, loan participations and other similar assets owned by an applicable Person will generally be carried at the high range of fair market value as determined by the Asset Appraiser, and will be subject to an independent valuation review as frequently as determined by the Asset Appraiser.  These independent valuation reviews will provide the applicable Person with opinions on whether specific pieces of collateral are in need of re-valuation.  The Asset Appraiser, on the basis of this information, will determine whether a specific loan or other asset needs to be re-priced;

                        (d)      In the case of investments in private investment fund or other vehicles which are not readily marketable, in the absence of an independent fair market value appraisal or audit, the net asset value calculation provided by the administrators or managers of those underlying funds or vehicles will be used in determining an applicable Person’s Net Asset Value.

 (e)        Securities or commodities (which for valuation purposes hereunder may include weather derivatives and other financial instruments trading on or off, as the case may be, commodities exchanges) that are listed on a national securities or commodities exchange, as the case may be, shall be valued at their last sales prices on the date of determination on the largest securities or commodities exchange (by trading volume in such security or commodity) on which such securities or commodities shall have traded on such date, or if trading in such securities or commodities on the largest securities or commodities exchange (by trading volume in such security or commodity) on which such securities or commodities shall have traded on such date was reported on the consolidated tape, their last sales price on the consolidated tape (or, in the event that the date of determination is not a date upon which a securities or commodities exchange was open for trading, on the last prior date on which such securities or commodities exchange was so open not more than 10 days prior to the date of determination). If no such sales of such securities or commodities occurred on either of the foregoing dates, such securities or commodities shall be valued at the “bid” price for long positions and “asked” price for short positions on the largest securities or commodities exchange (by trading volume in such security) on which such securities or commodities are traded, on the date of determination, or, if the “bid” price for long positions and “asked” price for short positions in such securities or commodities on the largest securities or commodities exchange (by trading volume in such security or commodity) on which such securities or commodities shall have traded on such date were reported on the consolidated tape, the “bid” price for long positions and “asked” price for short positions on the consolidated tape (or, if the date of determination is not a date upon which such securities or commodities exchange was open for trading, on the last prior date on which such a securities or commodities exchange was so open not more than 10 days prior to the date of determination);

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(f)       Securities and commodities that are not listed on an exchange but are traded over-the-counter shall be valued at representative “bid” quotations if held long and representative “asked” quotations if held short;

(g)     For securities and commodities not listed on a securities or commodities exchange or quoted on an over-the-counter market, but for which there are available quotations, such valuation will be based upon quotations obtained from market makers, dealers or pricing services;

(h)     Options that are listed on a securities or commodities exchange shall be valued at their last sales prices on the date of determination on the largest securities or commodities exchange (by trading volume) on which such options shall have traded on such date; provided, that, if the last sales prices of such options do not fall between the last “bid” and “asked” prices for such options on such date, then the Asset Appraiser shall value such options at the mean between the last “bid” and “asked” prices for such options on such date;

(i)       Illiquid assets will be valued at their the high range of the fair market value (which in most cases may be at cost if that is a fair approximation of value), as determined by the Asset Appraiser (with appropriate input from the investment manager or portfolio manager under the applicable management agreement);

(j)       Preferred shares, preferred stock or other senior equity securities shall be valued at 100% of their per share stated or liquidation value, with such discounts from such stated or liquidation value as the investment manager or portfolio manager under the applicable management agreement and ASSAC shall, in good faith determined from time to time;

(k)      All other assets shall be valued at such value as the Asset Appraiser may reasonably determine (with appropriate input from the investment manager or portfolio manager under the applicable management agreement); and

(l)       Securities and commodities not denominated in U.S. dollars shall be translated into U.S. dollars at prevailing exchange rates as the Asset Appraiser may reasonably determine.

            If the Asset Appraiser determines, in its sole discretion, that the valuation of any asset, security or other instrument pursuant to the foregoing does not fairly represent its market value, the Asset Appraiser (with appropriate input from the Investment Manager and ASSAC) shall value such security or other instrument as it reasonably determines and shall set forth the basis of such valuation in writing to the investment manager or portfolio manager under the applicable management agreement and to ASSAC.

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